UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HC2 Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

Notice of 2018 Annual Meeting
And
Proxy Statement

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

April 30, 2018
Dear HC2 Holdings, Inc. Stockholder:
It is my pleasure to invite you to attend the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of HC2 Holdings, Inc. (“HC2” or the “Company”). We will hold the 2018 Annual Meeting on Wednesday, June 13, 2018 at 11:00 a.m. Eastern Time at the law offices of Hogan Lovells LLP at 875 3rd Avenue, New York, NY 10022.
This year we are furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To ensure your representation at the 2018 Annual Meeting, we urge you to cause your shares to be voted via the Internet at www.voteproxy.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail and that is also provided on that website, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by signing, voting and returning your proxy card to HC2 Holdings, Inc., AST, Attn: Operation Center, 6201 15th Avenue, Brooklyn, NY 11219. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the accompanying Proxy Statement. Whether or not you expect to attend the 2018 Annual Meeting, please vote your shares in order to ensure the presence of a quorum. If you attend the 2018 Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.
In addition to their availability at www.voteproxy.com, the Notice and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available for viewing and printing under the “Investor Relations-Proxy Materials” section of our website at www.hc2.com. These materials were first sent or made available to stockholders on our website on or about April 30, 2018. Any stockholder may, at no cost to the stockholder, request to receive proxy materials in printed form by mail or electronically by e-mail; to ensure timely delivery, please be sure to complete this request by June 1, 2018. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or e-mail copy of the proxy materials.
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6356.
Thank you for your continued support and interest in HC2. We look forward to seeing you at the 2018 Annual Meeting on Wednesday, June 13, 2018.
Very truly yours,
Philip A. Falcone
Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018
This proxy statement and the 2017 Annual Report are available at www.hc2.com (Investor Relations-Proxy Materials).

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, June 13, 2018, at 11:00 a.m. Eastern Time

April 30, 2018
To our Stockholders:
HC2 Holdings, Inc. (“HC2” or the “Company”) will hold its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) on Wednesday, June 13, 2018 at 11:00 a.m. Eastern Time at the law offices of Hogan Lovells LLP at 875 3rd Avenue, New York, NY 10022. At the 2018 Annual Meeting, holders of HC2’s outstanding common and preferred stock will be asked to vote upon the following proposals:

1.
To elect the five (5) nominees identified in the accompanying Proxy Statement as directors of the Company, each to hold office until the 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (also known as a “Say on Pay” vote).

3.	To approve the HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second A&R 2014 Plan”).

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

5.	To consider and take action upon any other business that may properly come before the 2018 Annual Meeting or any continuations, postponements or adjournments thereof.
Only stockholders of record of HC2’s common and preferred stock as of the close of business on April 17, 2018, which is the record date for the 2018 Annual Meeting, are entitled to notice of, and to vote at, the 2018 Annual Meeting and any continuations, adjournments or postponements of the 2018 Annual Meeting. A list of stockholders of record will be available at the 2018 Annual Meeting and for the 10 days prior to the 2018 Annual Meeting, during ordinary business hours, at the office of the Secretary of HC2, 450 Park Avenue, 30th Floor, New York, NY 10022.
All stockholders are cordially invited to attend the 2018 Annual Meeting. You must bring with you proof of stock ownership as of the April 17, 2018 record date and a valid personal photo identification card, such as a driver’s license or passport, in order to be admitted to the 2018 Annual Meeting.
Your vote is important. We appreciate your taking the time to vote promptly. After reading the accompanying Proxy Statement, please cause your shares to be voted at your earliest convenience to ensure the presence of a quorum by voting over the Internet, by telephone, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by completing, signing and returning the proxy card in the postage pre-paid envelope accompanying the proxy materials, as described in the Notice of Internet Availability of Proxy Materials. Submitting your proxy before the 2018 Annual Meeting will not preclude you from voting in person at the 2018 Annual Meeting if you decide to attend.

The Board of Directors of HC2 recommends that stockholders vote:

•	“FOR” the election of the five (5) nominees identified in the accompanying Proxy Statement as directors (Proposal 1).

•	“FOR” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2).

•	“FOR” the approval of the Second Amended and Restated 2014 Omnibus Equity Award Plan (Proposal 3).

•	“FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4).
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6356.
By Order of the Board of Directors,
Joseph A. Ferraro
Chief Legal Officer and Corporate Secretary

YOUR VOTE IS VERY IMPORTANT. PLEASE CAUSE YOUR SHARES TO BE VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR, IF YOU HAVE REQUESTED A PAPER COPY OF THE PROXY MATERIALS AND THE PROXY CARD BY MAIL, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO DECIDE TO ATTEND THE 2018 ANNUAL MEETING MAY, IF THEY SO DESIRE, REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON.

AS DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, COPIES OF THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE AT WWW.VOTEPROXY.COM.

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HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018

GENERAL INFORMATION ABOUT THE 2018 ANNUAL MEETING

Why Am I Receiving Proxy Materials?
The Board of Directors (the “Board”) of HC2 Holdings, Inc. (“HC2” or the “Company”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) to be held on June 13, 2018, at 11:00 a.m. Eastern Time at the law offices of Hogan Lovells LLP at 875 3rd Avenue, New York, NY 10022, and any continuations, adjournments or postponements of the 2018 Annual Meeting. HC2 expects to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the 2018 Annual Meeting on or about May 3, 2018. The purpose of the 2018 Annual Meeting and the matters to be acted upon are set forth in this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Notice.
Why Did I Receive a One-Page Notice of Internet Availability of Proxy Materials this Year Instead of a Full Set of Proxy Materials?
The rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) allow us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, by providing access to such documents on the Internet instead of mailing a printed copy of such proxy materials to each stockholder of record. The Notice provides instructions on how to access and review all of these proxy materials and how to submit your proxy on the Internet or by telephone. As described in the Notice, any stockholder, at no cost to the stockholder, may request to receive proxy materials in printed form by mail or electronically by e-mail. In order to ensure timely delivery, please be sure to complete this request by June 1, 2018. If you would like to receive a printed or e-mail copy of these proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or email copy of the proxy materials. Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.voteproxy.com and under the “Investor Relations-Proxy Materials” section of our website at www.hc2.com. These materials were first sent or made available to stockholders on our website on or about April 30, 2018.
Who Can Vote?
Stockholders who owned HC2’s common stock, Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) or Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) as of the close of business on April 17, 2018 are entitled to vote at the 2018 Annual Meeting.
How Many Votes Do I Have?
Each share of common stock then outstanding on the record date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the meeting, as further described in this Proxy Statement. Holders of Preferred Stock will vote together as a single class with holders of common stock, on an as-converted basis, with respect to all matters before the 2018 Annual Meeting.
As of the record date for the 2018 Annual Meeting, there were (i) 44,564,371 shares of common stock outstanding, (ii) 12,500 shares of Series A Preferred Stock outstanding, equal to 2,981,150 shares of common stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock outstanding, equal to 1,806,452 shares of common stock on an as-converted basis, or a total of 49,351,973 shares of common stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
How Do I Vote?
Whether or not you plan to attend the 2018 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the 2018 Annual Meeting.
If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or if you have stock certificates registered in your name, you may vote:

•
By Internet or by telephone. Follow the instructions included in the Notice to vote by Internet or telephone. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2018.

•
By mail. As described in the Notice, you may request printed proxy materials, in which case you may complete, sign and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the 2018 Annual Meeting.

•
In person at the 2018 Annual Meeting. If you attend the 2018 Annual Meeting, you may deliver your completed proxy card in person or you may vote your shares in person by completing a ballot, which will be available at the 2018 Annual Meeting.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from the bank, broker or other nominee to vote by Internet or telephone.

•	By mail. You will receive instructions from the bank, broker or other nominee explaining how to vote your shares.

•
In person at the 2018 Annual Meeting. Contact the bank, broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the 2018 Annual Meeting. You will not be able to vote in person at the 2018 Annual Meeting unless you have a legal proxy from your bank, broker or other nominee.

How Does the Board Recommend that I Vote on the Proposals?
The Board of Directors of HC2 recommends that stockholders vote:

•	“FOR” the election of the five (5) nominees identified in the accompanying Proxy Statement as directors (Proposal 1).

•	“FOR” the approval of, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 2).

•	“FOR” the approval of the Second Amended and Restated 2014 Omnibus Equity Award Plan (Proposal 3).

•	“FOR” the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 4).
If any other matter is presented at the 2018 Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her discretion. As of the time this Proxy Statement was printed, we knew of no matters that need to be acted on at the 2018 Annual Meeting, other than those described in this Proxy Statement.

May I Change or Revoke My Proxy?
You may change or revoke your previously submitted proxy at any time before the 2018 Annual Meeting or, if you attend the 2018 Annual Meeting in person, at the 2018 Annual Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	By re-voting at a subsequent time by Internet or by telephone as instructed above;

•	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•
By delivering a signed revocation letter to Joseph A. Ferraro, the Company’s Corporate Secretary, at the Company’s address above before the 2018 Annual Meeting, which states that you have revoked your proxy; or

•
By attending the 2018 Annual Meeting and voting in person. Attending the 2018 Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the 2018 Annual Meeting that it be revoked.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.
If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or, if you have requested proxy materials, more than one proxy card, if you hold shares of our common stock or Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote or Instruct my Nominee How to Vote?
If your shares are registered in your name, they will not be voted if you do not vote by Internet, by telephone, by completing, signing and returning your proxy card, if you have requested printed proxy materials, or in person at the 2018 Annual Meeting, as described above under “How Do I Vote?”
With respect to shares held in street name, your bank, broker or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Proposals 1, 2 and 3 are considered non-routine matters under applicable rules, and therefore your bank, broker or other nominee does not have discretionary authority to vote your uninstructed shares on such matters. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
With respect to Proposal No. 1, each director must be elected by a plurality of the votes received from holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis). This means that the five nominees who receive the most FOR votes will be elected as directors. Voting stockholders may vote either FOR any or all of these nominees or WITHHOLD their votes from any or all of these nominees. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of these directors.
With respect to Proposal Nos. 2 and 4, the favorable vote of a majority of the votes cast by holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis) will constitute the stockholders’ approval of the proposals, which in the case of Proposal 2, will be non-binding. Because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the outcome of these proposals.

With respect to Proposal 3, the favorable vote of a majority of the votes cast by holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis) will constitute the stockholders’ approval of this proposal. Broker non-votes will have no effect on the outcome of this proposal, while abstentions will have the same effect as a vote “AGAINST” this proposal.
What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by e-mail or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses.
In addition, we have retained Okapi Partners LLC to aid in the solicitation of proxies. We will pay Okapi Partners LLC fees of $15,000 plus reimbursement of its reasonable out-of-pocket costs for its services. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Banks and Brokerage Firms, please call (212) 297-0720.
Stockholders, please call (877) 629-6356.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of the capital stock of HC2 outstanding and entitled to vote at the 2018 Annual Meeting, including its common stock and Preferred Stock, on an as-converted basis, is necessary to constitute a quorum at the 2018 Annual Meeting. Votes of stockholders of record who are present at the 2018 Annual Meeting in person or by proxy, broker non-votes and abstentions will be counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the 2018 Annual Meeting except that, even if a quorum is not present, with respect to some or all matters to be voted upon, the chairman of the 2018 Annual Meeting or the holders of shares having a majority of the voting power present, in person or by proxy, with respect to the matter or matters to be voted upon, shall have the power to adjourn the 2018 Annual Meeting, from time to time until a quorum is present with respect to such matter or matters to be voted upon. As of the record date for the 2018 Annual Meeting, there were (i) 44,564,371 shares of common stock outstanding, (ii) 12,500 shares of Series A Preferred Stock outstanding, equal to 2,981,150 shares of common stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock outstanding, equal to 1,806,452 shares of common stock on an as-converted basis, or a total of 49,351,973 shares of common stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote. Thus, the holders of 24,675,987 shares of common stock or its equivalents must be present in person or represented by proxy at the meeting to have a quorum for the transaction of business.
How do I Attend the 2018 Annual Meeting?
The 2018 Annual Meeting will be held on Wednesday, June 13, 2018 at 11:00 a.m. Eastern Time at the law offices of Hogan Lovells LLP at 875 3rd Avenue, New York, NY 10022. In order to be admitted into the 2018 Annual Meeting, you must present a valid personal photo identification card, such as a driver’s license or passport. If your shares are held in street name, you must also bring with you proof of HC2 stock ownership as of the close of business on April 17, 2018, which is the record date for the 2018 Annual Meeting, such as the Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker evidencing your HC2 stock ownership at the close of business on the record date. The purpose of this requirement is to assist us in verifying that you are a stockholder of HC2. Should you require directions to the 2018 Annual Meeting, please call (212) 235-2691. You do not need to attend the 2018 Annual Meeting in order to vote.

ELECTION OF DIRECTORS

(PROPOSAL 1)
The size of our Board is determined by resolution of the Board, subject to the requirements of our Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Third Amended and Restated By-laws (as amended, the “By-laws”). Our Board currently consists of the following five directors: Wayne Barr, Jr., Philip A. Falcone, Warren H. Gfeller, Lee S. Hillman and Robert V. Leffler, Jr., each of whom is nominated for election at the 2018 Annual Meeting.
The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
At the recommendation of our Nominating and Governance Committee, our Board has nominated each of Messrs. Barr, Falcone, Gfeller, Hillman and Leffler for election as a director at the 2018 Annual Meeting, to hold office until the Annual Meeting of Stockholders in 2019 and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Messrs. Barr, Falcone, Gfeller, Hillman and Leffler are to be elected by a plurality of the votes received from holders of HC2’s common stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis).
If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. If you submit a proxy, but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors.
Each nominee has consented to be named in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that proxies will be voted for a substitute nominee designated by the Board, or, in the discretion of the Board, the Board may elect to reduce its size.
The principal occupations and certain other information about the nominees for director (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

The Board unanimously recommends a vote “FOR” the election of Messrs. Barr, Falcone, Gfeller, Hillman and Leffler as directors.

BOARD OF DIRECTORS
Information Regarding Directors
Set forth below is certain information with respect to our nominees for election as directors at the 2018 Annual Meeting, all of whom are current directors of the Company. This information has been provided by each director or director nominee at the request of the Company. None of the directors or nominees is related to any other director or nominee or to any executive officer of the Company. Each of the director nominees has been nominated by our Board for election at the 2018 Annual Meeting, to hold office until the Annual Meeting of Stockholders in 2019 and until his successor is duly elected and qualified.
Director Nominees

Name	Age	Director Since
Philip A. Falcone	55	2014
Wayne Barr, Jr.	54	2014
Warren H. Gfeller(1)(2)(3)	65	2016
Lee S. Hillman(1)(2)(3)	62	2016
Robert V. Leffler, Jr. (1)(2)(3)	72	2014

(1)	Member of the Compensation Committee. Mr. Leffler is the Chairman of the Committee.

(2)	Member of the Audit Committee. Mr. Gfeller is the Chairman of this Committee.

(3)	Member of the Nominating and Governance Committee. Mr. Leffler is the Chairman of this Committee.

Philip A. Falcone, 55, has served as a director of HC2 since January 2014, and as Chairman, President, and Chief Executive Officer of HC2 since May 2014. Mr. Falcone served as a director, Chairman of the Board and Chief Executive Officer of HRG Group, Inc. (f/k/a Harbinger Group Inc., “HRG”) from July 2009 to November 2014. From July 2009 to July 2011, Mr. Falcone also served as the President of HRG. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital Partners LLC (“Harbinger Capital”), and is the Chief Investment Officer of other Harbinger Capital affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone has been a member of the Board of Directors of Inseego Corp. (NASDAQ: INSG), a provider of intelligent wireless solutions for the worldwide mobile communications market since 1994 and has served as Chairman of the Board since May 2017 and as a member of its Audit Committee since June 2017. Mr. Falcone also serves as a director at several of HC2's subsidiaries. Mr. Falcone received an A.B. in Economics from Harvard University.
Wayne Barr, Jr., 54, has served as a director of HC2 since January 2014 and is a director of several of HC2’s subsidiaries. Mr. Barr is the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr also co-founded and was president from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm. Mr. Barr served as Managing Director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, from 2013 through March 2018. Mr. Barr has previously served on the boards of directors of several companies and is currently on the Board of Concurrent Computer Corporation (NASDAQ: CCUR), where he serves as Executive Chairman, President and Chief Executive Officer, and Aviat Networks, Inc. (NASDAQ: AVNW). Mr. Barr received his J.D. degree from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.
Warren H. Gfeller, 65, has served as a director of HC2 since June 2016. He has been a member of Crestwood Equity GP LLC’s board of directors since March 2001. He served as a director of Crestwood Midstream GP LLC from December 2011 to October 2015. He has engaged in private investments since 1991. From 1984 to 1991, Mr. Gfeller served as President and Chief Executive Officer of Ferrellgas, Inc. (“Ferrellgas”), a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983, as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. and a Certified Public Accountant at Arthur Young & Co. He also served as a director of Inergy Holdings GP, LLC (2001-2013), Zapata Corporation (1997-2009) and Duckwall-Alco Stores, Inc. (2003-2009) Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Lee S. Hillman, 62, has served as a director of HC2 since June 2016. He has served as President of Liberation Advisory Group, a private management consulting firm, since 2003. Mr. Hillman has also served as Chief Executive Officer of Performance Health Systems, LLC, an early-stage business distributing Power Plate™ and bioDensity® branded, specialty health and exercise equipment since 2012, and its predecessor since 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International (“Power Plate”) and from 2004 through 2006 as Chief Executive Officer of Power Plate North America. Previously, from 1996 through 2002, Mr. Hillman was Chief Executive Officer of Bally Total Fitness Corporation, then the world’s largest fitness membership club business. Mr. Hillman has served as a member of the Board of Directors of Lawson Products, Inc. (NASDAQ: LAWS) since January 2004, where he has served as the Lead Independent Director since March 2017 and as a member of the Audit Committee since 2010 as well as Chair of its Compensation Committee since 2006. He has also served as a board member and Chair of the Audit Committee of Business Development Corporation of America since February 2017 and as trustee and member of the Audit Committee of Adelphia Recovery Trust since February 2007. From July 2016 until December 2017, Mr. Hillman served on the Board of Directors of Professional Diversity Network, Inc. (NASDAQ: IPDN), serving as a member of its Compensation Committee and Nominating Committee in 2016 and chairing its Audit Committee from 2016 until his departure from the board in 2018. Previously he has served as a member of the Board of Directors and as the Chairman or as a member of the Audit Committees of HealthSouth Corporation (2003-2005), Wyndham International (2004-2005), RCN Corporation (where he was Chairman of the Board) (2004-2010) and Bally Total Fitness Corporation (where he was Chairman of the Board) (1996-2002). Mr. Hillman holds a B.S. in Finance and Accounting from the Wharton School of the University of Pennsylvania and an M.B.A. in Finance and Accounting from the Booth School of Business of the University of Chicago. Mr. Hillman is a Certified Public Accountant and former audit partner with Ernst & Young.
Robert V. Leffler, Jr., 72, has served as a director of HC2 since September 2014. Mr. Leffler is semi-retired but now operates Milton Drive Consulting, LLC. He formerly owned The Leffler Agency, Inc., a full service advertising agency, from 1984 to 2016. The firm specialized in the areas of sports/entertainment and media. Previously headquartered in Baltimore, the agency also had an office in Tampa and operated in 20 U.S. markets. Leffler Agency also had a subsidiary media buying service, Media Moguls, LLC, which specialized in mass retail media buying. Mr. Leffler previously served as a director and Chairman of the Compensation Committee of HRG from 2008 to 2013 and a director and Chairman of the Compensation Committee of Zapata, Inc. from 1995 to 2008. Mr. Leffler holds a B.A. in social science/history from Towson University and an M.A. in Urban Studies and Popular Culture History from Morgan State University.
Analysis of Our Directors in Light of Our Business
We are a diversified holding company with seven reportable operating segments based on management’s organization of the enterprise: Construction, Marine Services, Insurance, Energy, Telecommunications, Life Sciences and Other, which includes operations that do not meet the separately reportable segment thresholds. We expect to continue to focus on acquiring and investing in businesses with attractive assets that we consider to be undervalued or fairly valued and growing our acquired businesses.
Our Board has considered the experience, qualifications, attributes and skills of its members in light of our business and structure, and concluded that each of our current directors should serve on the Board. In particular, the Board considered:

•
Mr. Falcone’s success in the growth of HRG during his tenure as Chairman of the Board and Chief Executive Officer, as well as his extensive investment experience consisting of over two decades in leveraged finance, distressed debt and special situations.

•
Mr. Barr’s experience as a director in the telecommunications and technology industries and his knowledge regarding management consulting matters, which are valuable to HC2 and the Board, especially in light of its telecommunications operations.

•
Mr. Gfeller’s experience in the energy industry and prior experience in various executive positions, as well as his service on the boards of directors of publicly traded companies, coupled with his extensive financial and accounting training and practice.

•
Mr. Hillman’s experience in managing and restructuring businesses and prior experience in various executive positions, as well as his service as a director on other publicly traded U.S. and international companies and as a former audit/assurance partner of an international accounting firm.

•	Mr. Leffler’s experience in the media industry, as well as his service on the board of directors of HRG from 2008 until 2013 and Zapata, Inc. from 1995 to 2008.

Certain Legal Proceedings Affecting Mr. Falcone
On September 16, 2013, the United States District Court for the Southern District of New York entered a final Judgment (the “Final Judgment”) approving a settlement between the SEC and Harbinger Capital, Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Philip A. Falcone (collectively, the “HCP Parties”), in connection with two civil actions previously filed against the HCP Parties by the SEC. One civil action alleged that Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008. The other civil action alleged that Harbinger Capital and Mr. Falcone violated the anti-fraud provisions of the federal securities laws in connection with a loan made by Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and in connection with the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors.
The Final Judgment bars and enjoins Mr. Falcone for a period of five years (after which he may seek to have the bar and injunction lifted) from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization” (as those terms are defined under the federal securities laws, collectively, the “Specified Entities”).
During the period of the bar, Mr. Falcone may remain associated with Harbinger Capital and certain other Harbinger Capital-related entities, provided that, during such time, Mr. Falcone’s association will be limited as set forth in the Final Judgment. The HCP Parties must take all actions reasonably necessary to expeditiously satisfy all redemption requests of investors in the Harbinger Capital-related funds, which may include the orderly disposition of Harbinger Capital-related fund assets. In addition, during the bar period, the HCP Parties and certain Harbinger Capital-related entities may not raise new capital or make capital calls from existing investors. The Final Judgment required the HCP Parties to pay disgorgement, prejudgment interest, and civil penalties totaling approximately $18 million. In addition, certain of the activities of the HCP Parties at the Harbinger Capital-related funds were subject to the oversight of an independent monitor for two years.
Additionally, on October 7, 2013, HRG, Fidelity & Guaranty Life (f/k/a, Harbinger F&G, LLC, “FGL”), a subsidiary of HRG, Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), a subsidiary of FGL, and Mr. Falcone delivered a commitment (the “NYDFS Commitment”) to the New York State Department of Financial Services (“NYDFS”) pursuant to which Mr. Falcone agreed for a period of up to seven years that he will not, directly or indirectly, individually or through any person or entity, exercise control (within the meaning of New York Insurance Law Section 1501(a)(2)) over FGL NY Insurance or any other New York-licensed insurer. In connection with the NYDFS Commitment, neither Mr. Falcone nor any employee of Harbinger Capital, may (i) serve as a director or officer of FGL or (ii) be involved in making investment decisions for FGL’s portfolio of assets or any funds withheld account supporting credit for reinsurance for FGL. The NYDFS Commitment provides that: (i) Mr. Falcone may continue to own any direct or indirect interest in HRG and serve as an officer or director of HRG and (ii) HRG may continue to own any direct or indirect interest in FGL NY Insurance and any other New York-licensed insurer. Any other activities related solely to FGL (other than FGL NY Insurance) are not prohibited and HRG executives may continue to serve on FGL’s board of directors. In addition, in connection with its re-domestication to Iowa, on October 7, 2013, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”), a subsidiary of FGL, agreed to the conditions set by the Iowa Insurance Commissioner (together with the NYDFS Commitment, the “Commitments”) that neither Mr. Falcone nor any employees of Harbinger Capital may serve as an officer or director of FGL Insurance or FGL (but FGL Insurance may request that the Iowa Insurance Division lift this restriction after five years) and neither Mr. Falcone nor Harbinger Capital will be involved in making investment decisions for FGL Insurance or any funds withheld account that supports credit for reinsurance for FGL Insurance for five years. Our Insurance Company is not licensed to operate in New York State, and does not currently operate in New York State; therefore, the ban does not apply to our Insurance Company.
Director Independence
HC2’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HCHC.” Under the corporate governance listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have also adopted director independence standards included in our Guidelines (as defined below under “-Corporate Governance Guidelines”), which our Board uses to determine if a particular director is independent.

In addition to the independence standards discussed above, members of the Audit Committee must satisfy enhanced independence requirements established by the SEC and the NYSE for audit committee members. Specifically, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and they may not be an affiliated person of Company or any of its subsidiaries.
Finally, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (2) whether the director is affiliated with the Company, its subsidiaries or its affiliates.
In March 2018, the Board undertook a review of director independence. During this review, the Board considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards and our Guidelines, as well as the additional independence requirements applicable to Audit Committee and Compensation Committee members. Based on the review, our Board has affirmatively determined that Messrs. Gfeller, Hillman and Leffler are independent directors under NYSE listing standards and our Guidelines and are independent for purposes of serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee.
Board Committees
The Board maintains standing Audit, Compensation, and Nominating and Governance Committees.
Audit Committee and Audit Committee Financial Expert
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the year ended December 31, 2017, the Audit Committee held four meetings. The Audit Committee currently consists of Warren H. Gfeller (Chairman), Lee S. Hillman and Robert V. Leffler, Jr. Our Board has determined that Messrs. Gfeller and Hillman qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and, as noted above, both Messrs. Gfeller and Hillman qualify as “independent” under NYSE rules. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter.
The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the Company’s internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Compensation Committee
During the year ended December 31, 2017, the Compensation Committee held five meetings. The Compensation Committee currently consists of Robert V. Leffler, Jr. (Chairman), Warren H. Gfeller and Lee S. Hillman, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.
The Compensation Committee is primarily responsible for evaluating and establishing the compensation of our Chief Executive Officer (our “CEO”), our other executive officers and recommending for Board approval the compensation for our non-employee directors. The Compensation Committee is also responsible for administering our equity compensation plans, which includes the authority to decide compensation matters pertaining to the Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”), including the approval of equity instruments under the Amended 2014 Plan as well as administering and approving the Company’s annual incentive plan, if any. The CEO recommends to the Compensation Committee the compensation for our executive officers other than the CEO. The Compensation Committee is responsible for reviewing and assessing whether the Company's compensation program encourages excessive risk and determines whether it is competitive in the marketplace. The Delaware General Corporation Law (the “DGCL”) generally permits the Compensation Committee to delegate its authority and responsibilities to subcommittees consisting of one or more members of such committee. A copy of the Compensation Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.
Nominating and Governance Committee
During the year ended December 31, 2017, the Nominating and Governance Committee held one meeting. The Nominating and Governance Committee currently consists of Robert V. Leffler, Jr. (Chairman), Warren H. Gfeller and Lee S. Hillman.
The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board, and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Corporate Governance Guidelines
The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, certain Board compensation matters, procedures for review of related party transactions, Board orientation and continuing education, Board committees, succession planning, communications with stockholders and the media, and certain matters with respect to our Code of Conduct. A copy of the Guidelines is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com.
Director Nomination Process
The Nominating and Governance Committee has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Nominating and Governance Committee considers the following factors set forth in the Nominating and Governance Committee Charter in selecting candidates for Board service: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.
The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors and stockholders, members of management, the Company’s advisors, and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with the procedures described below, and will evaluate such director candidates in the same manner that it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and to comply with limitations on outside activities that directors may engage in without Board approval.
Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary.

The Nominating and Governance Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of the Company’s directors, (i) based upon service to the Company during a director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest, and (ii) in the event an employee director’s employment with the Company is terminated for any reason or a non-employee director changes his/her primary job responsibility since the time such director was most recently elected to the Board. The Guidelines provide that members of the Company’s management serving on the Board who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board effective on the last date of employment; while the Board need not accept such offer of resignation, in general a member of the Company’s management shall not continue to serve as a member of the Board following such cessation of employment. The Guidelines also provide that members of the Board will offer to resign from the Board upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.
The Nominating and Governance Committee Charter and the Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review its Charter and the Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may recommend to the Board for approval amendments to the Nominating and Governance Committee Charter and Guidelines at any time.
Stockholder and Other Interested Party Communications with the Board and/or Non-Employee Directors
The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@hc2.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.
Meeting Attendance
During the year ended December 31, 2017, our Board held six meetings. During 2017, each of our directors attended more than 75% of the aggregate number of meetings of our Board held during the period in which he was a director and the committees on which he served during the periods that he served. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders each year. All our then-serving directors and director nominees attended the 2017 Annual Meeting of Stockholders.
Code of Conduct
We have adopted a Code of Conduct applicable to all directors, officers and employees, including the CEO, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations-Corporate Governance” section of our website at www.hc2.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director or executive officer must be approved by the Board or a duly authorized committee thereof. We intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Board Leadership Structure
The Company’s leadership structure consists of a combined Chairman of the Board and Chief Executive Officer and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have Mr. Falcone serve as Chairman and Chief Executive Officer to implement the short- and long-term strategies of the Company, particularly in light of Mr. Falcone’s acquisition and investment experience. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business.

The Guidelines provide that the Chairman shall be elected annually by the Board and that in the event the Chairman is neither a non-executive nor an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.
With the position of Lead Independent Director, our governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. Mr. Leffler currently serves as the Company’s Lead Independent Director. The Board also believes that the strength of its independent directors, each of whom serves on the Board without any affiliation with management or any stockholder group, mitigates the risk of any potential conflicts that might result from combining the roles of Chief Executive Officer and Chairman.
The Chairman of the Board’s duties include:

•	presiding over all meetings and strategy sessions of the Board;

•	preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;

•	ensuring information flows openly between senior management and the Board; and

•	presiding over all meetings of stockholders.

The Lead Independent Director’s duties include:

•	convening and presiding over executive sessions of the independent directors;

•	setting the agenda of and leading meetings of the independent directors;

•	briefing the Chairman and Chief Executive Officer regarding issues arising during executive sessions, as necessary;

•	collaborating with the Chairman and Chief Executive Officer to determine the Board agenda and Board information;

•	following consultations with the independent directors and the committee chairpersons; and

•	facilitating Board communication among the independent directors outside of Board meetings.

Board Role in Risk Oversight

The Board supervises and has control over the Company’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

•
Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews the Company’s risk management procedures and policies and discusses with management the Company’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements.

•
Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs, as discussed further below under “Risk Considerations in Our Compensation Program.”

HC2’s CEO and other members of the Company’s senior management team primarily design, implement, execute and monitor HC2’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review HC2’s risk management practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Risk Considerations in Our Compensation Program

•
Our Compensation Committee, on an ongoing basis, reviews, assesses and discusses with management (i) whether the compensation of the Company’s employees (including named executive officers) encourages employees to engage in excessive risk, (ii) the relationship between risk and management policies, practices and compensation, and (iii) compensation policies and practices that could mitigate any such risk. Our Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company, particularly in light of the following factors:

◦
Our use of a variety of elements in our compensation program, such as base salary, annual performance-based incentive compensation and equity awards, which provide a balance of long- and short-term incentives;

◦	Our use of a variety of financial and strategic performance objectives within our compensation elements, which helps ensure that the Company’s overall business strategy is appropriately promoted; and

◦	Our internal controls and procedures, which help us to monitor excessive or inappropriate risk taking.
Compensation of Directors
Annual Cash Compensation. The Company’s non-employee directors are paid the following fees on a quarterly basis in arrears: (i) $45,000 annual fee for each non-employee director; (ii) $15,000 annual fee for the Chair of the Audit Committee; (iii) $10,000 annual fee for the Chair of the Compensation Committee; (iv) $7,500 annual fee for the Chair of the Nominating and Governance Committee; (v) $10,000 annual fee for each member of the Audit Committee other than the Chair; (vi) $8,000 annual fee for each member of the Compensation Committee other than the Chair; and (vii) $6,000 annual fee for each member of the Nominating and Governance Committee other than the Chair. Such amounts are prorated for non-employee directors who are elected or appointed during the year.
The Company also reimburses non-employee directors for their out-of-pocket expenses incurred in connection with their service on the Board. Employees of the Company, such as our named executive officers, who also serve as directors do not receive separate compensation for service on the Board. Because Mr. Falcone is a named executive officer due to his position with the Company, his compensation is reflected in the Summary Compensation Table in the “Compensation Tables” section, rather than in the Non-Employee Director Compensation Table below.
Annual Equity Compensation. Unless otherwise provided by the Compensation Committee, following each annual meeting of stockholders during the term of the Amended 2014 Plan and for so long as equity is available to issue under such plan or a successor plan, each non-employee director will be granted an award of restricted stock (“RSAs”) with a fair market value of $60,000 on the date of grant. In accordance with this policy, on June 19, 2017, the Compensation Committee awarded each of Messrs. Barr, Gfeller, Hillman and Leffler 10,526 shares of restricted stock, which will vest and become non-forfeitable 66-2/3% on June 19, 2018 and 33-1/3% on June 1, 2019 (subject to continued service as a non-employee director through each applicable vesting date).

Non-Employee Director Compensation Table
The following table provides compensation information for the year ended December 31, 2017 for each non-employee director:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Wayne Barr, Jr.(3)	$45,000	$59,998	$15,000	(2)	$119,998
Warren H. Gfeller(4)	$74,000	$59,998	$—		$133,998
Lee S. Hillman(5)	$69,000	$59,998	$—		$128,998
Robert V. Leffler, Jr.(6)	$72,500	$59,998	$—		$132,498

(1)
These amounts represent the aggregate grant date fair value of RSAs granted in 2017 computed in accordance with FASB ASC Topic 718, formerly SFAS No. 123(R) (“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 17 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	Includes $15,000 paid to Mr. Barr pursuant to an Independent Consulting Agreement between Mr. Barr and the Company effective as of July 1, 2016 and dated July 11, 2016.

(3)
As of December 31, 2017, Mr. Barr had (i) 15,404 RSAs outstanding, and (ii) 4,466 stock options outstanding. Mr. Barr received a grant of 10,526 RSAs on June 19, 2017. These RSAs had an aggregate grant date fair value of $59,998 based on the closing price of HC2 common stock on June 14, 2017 of $5.70.

(4)
As of December 31, 2017, Mr. Gfeller had 15,404 RSAs outstanding. Mr. Gfeller received a grant of 10,526 RSAs on June 19, 2017. These RSAs had an aggregate grant date fair value of $59,998 based on the closing price of HC2 common stock on June 14, 2017 of $5.70.

(5)
As of December 31, 2017, Mr. Hillman had 15,404 RSAs outstanding. Mr. Hillman received a grant of 10,526 RSAs on June 19, 2017. These RSAs had an aggregate grant date fair value of $59,998 based on the closing price of HC2 common stock on June 14, 2017 of $5.70.

(6)
As of December 31, 2017, Mr. Leffler had 15,404 RSAs outstanding. Mr. Leffler received a grant of 10,526 RSAs on June 19, 2017. These RSAs had an aggregate grant date fair value of $59,998 based on the closing price of HC2 common stock on June 14, 2017 of $5.70.

EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 17, 2018.

Name	Age	Position
Philip A. Falcone	55	Chairman, President and Chief Executive Officer
Michael J. Sena	45	Chief Financial Officer
Paul K. Voigt	59	Senior Managing Director of Investments
Joseph A. Ferraro	40	Chief Legal Officer & Corporate Secretary
Suzi Raftery Herbst	42	Chief Administrative Officer

Philip A. Falcone. Mr. Falcone’s biography can be found under “Board of Directors-Information Regarding Directors.”
Michael J. Sena, 45, has been HC2's Chief Financial Officer since June 2015 and is a director and/or officer of several of HC2’s subsidiaries. Prior to joining the Company, Mr. Sena was the Senior Vice President and Chief Accounting Officer of HRG Group, Inc. from October 2014 to June 2015, and had previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.Com, a subsidiary of HRG Group, Inc., from November 2012 to June 2015, and served as a director of Zap.Com from December 2014 until June 2015. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

Paul K. Voigt, 59, has been the Senior Managing Director of Investments of HC2 since October 2014 and is a director and/or officer of several of HC2’s subsidiaries. Mr. Voigt is involved with sourcing deals and capital raising. Previously, Mr. Voigt served as Executive Vice President on the sales and trading desk at Jefferies and Company from 1996 to 2013. Prior to joining Jefferies, Mr. Voigt was Managing Director on the high-yield sales desk at Prudential Securities from 1988 to 1996. Prior to 1988, Mr. Voigt played professional baseball. Mr. Voigt attended the University of Virginia from 1976 to 1980 where he received a B.S. in electrical engineering, and the University of Southern California where he received an MBA in 1988.

Joseph A. Ferraro, 40, has been Chief Legal Officer and Corporate Secretary of HC2 since September 2017 and is an officer of several of HC2's subsidiaries. Mr. Ferraro brings to HC2 over 15 years of extensive experience building and managing legal and compliance departments for permanent capital vehicles (including registered investment companies, such as business development companies (“BDCs”) and closed-end funds), registered investment advisers, private equity funds and other pooled investment vehicles. He is responsible for all legal matters at HC2, encompassing mergers and acquisitions, securities, commercial, employment, corporate governance, regulatory and other activities. Prior to joining HC2, for nearly nine years Mr. Ferraro was the General Counsel of Prospect Administration LLC, the administrator for Prospect Capital Corporation (NASDAQ: PSEC, together with its affiliates, “Prospect”), a BDC. Mr. Ferraro also served as Assistant Secretary of PSEC and Deputy Chief Compliance Officer of Prospect Capital Management, L.P., and advised multiple Prospect-affiliated registered investment companies, registered investment advisers and funds. At Prospect, Mr. Ferraro was responsible for legal matters across all Prospect entities and investment funds. Together with other industry general counsel, Mr. Ferraro also promoted, and provided Congressional testimony in support of, legislation to modernize the BDC provisions of the Investment Company Act of 1940, which became law in March 2018. Before joining Prospect, Mr. Ferraro was a corporate associate at the law firms of Boies, Schiller & Flexner LLP and Sullivan & Cromwell LLP. Mr. Ferraro graduated cum laude from Princeton University with an A.B. from The Woodrow Wilson School of Public and International Affairs, and graduated with honors from The Law School at The University of Chicago, where he served on the University of Chicago Law Review as a Staff Member and Managing Editor.

Suzi Raftery Herbst, 42, has been Chief Administrative  Officer of HC2 since March 2015. Ms. Herbst has over 17 years of diverse human resources, recruiting, equity and foreign exchange sales experience. Prior to joining HC2, Ms. Herbst was the Senior Vice President and Director of Human Resources of Harbinger Capital and HRG from March 2010 through March 2015. Before joining Harbinger Capital and HRG, Ms. Herbst was the Head of Recruiting at Knight Capital Group.  Prior to Knight, Ms. Herbst held various positions in the Human Resources and Foreign Exchange Sales departments at Cantor Fitzgerald. Ms. Herbst started her career in the Equity Sales department at Merrill Lynch.  Ms. Herbst also served on the Board of Trustees of Cheshire Academy from September 2013 through September 2015. Ms. Herbst earned a Bachelor of Arts degree in Communications and Studio Art from Marist College.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis in this section provides information regarding the fiscal year 2017 compensation program for the principal executive and principal financial officers of the Company and for up to three of the Company’s other most highly compensated individuals who served as executive officers as of the last day of the year ended December 31, 2017. For 2017, the Compensation Discussion and Analysis also provides information regarding the fiscal year 2017 compensation for one executive officer who departed from the Company in 2017. We refer to these officers, who are listed below, as our “named executive officers” in this proxy statement.

•	Philip A. Falcone, Chairman, President and Chief Executive Officer

•	Michael J. Sena, Chief Financial Officer

•	Paul K. Voigt, Senior Managing Director, Investments

•	Joseph A. Ferraro, Chief Legal Officer and Corporate Secretary

•	Andrew G. Backman, Managing Director, Investor Relations and Public Relations

•	Paul L. Robinson, Former Chief Legal Officer and Corporate Secretary
Executive Summary

Fiscal year 2017 was a year of significant milestones for the Company. Our management team, including our named executive officers, oversaw the following significant developments of the Company.
Fiscal Year 2017 Corporate Performance Highlights
We believe that a skilled and motivated team of senior executives is essential to achieving positive results and implementing our business objectives. We have continued to structure our compensation program to provide our named executive officers and other senior executives with levels of compensation that we believe are necessary to retain their services and with incentives designed to achieve positive results and successfully implement our business objectives, in both the short and long term. As a result of the strong efforts by our current executive leadership team, we achieved a number of financial and strategic objectives during fiscal year 2017:

•
DBM Global Inc., with a record year-end backlog of $723 million, won a major contract for the Los Angeles Rams / Chargers Stadium, while closing two tuck-in acquisitions of CanDraft VSI and Mountain States Steel and distributing nearly $30 million of dividends and tax share to the Company.

•
Global Marine Systems Limited completed its strategic acquisition of the trenching and cable laying business of Fugro N.V., creating an even more effective operating platform for delivering services to its offshore power and oil & gas customers.

•
American Natural Gas signed its first renewable natural gas supply agreement, completed the integration and upgrade of fueling stations throughout the U.S. to support an efficient, expedient and reliable customer experience, and continued to focus on increasing capacity utilization by increasing sales volumes across its network of existing compressed natural gas (“CNG”) stations.

•
The Company received $8 million in total dividends from PTGi-International Carrier Services Inc., which continued to execute its global growth initiative with new account representatives in Latin America, Eastern Europe and Russia.

•
Continental Insurance Group Ltd. announced its intent to acquire Humana Inc.’s approximately $2.3 billion long-term care insurance business, KMG America Corporation, and improved profitability as a result of higher net investment income and reduced reserves, including posting positive net income of $7.1 million.

•
Pansend Life Sciences, LLC, whose companies continue to receive significant interest from several strategic partners, reached significant milestones, including new FDA approvals for R2 Dermatology, Incorporated, successful Pilot trials for MediBeacon, Inc. and new important patents granted for BeneVir Biopharm, Inc.

•
The Company, through HC2 Broadcasting Holdings Inc., continued to build out a nationwide network of over-the-air broadcast television stations (including the Spanish-language broadcast network Azteca America), capitalizing on what we the Company believes are significant opportunities created by the changing media landscape.

Advisory Vote on Executive Compensation (“Say-on-Pay”)
Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2017 Annual Meeting, where over 98% of votes cast approved the compensation program described in the Company’s proxy statement for the 2017 Annual Meeting. In addition, approximately 79% of votes cast at the 2017 Annual Meeting approved our Amended 2014 Plan. Any changes made to our executive compensation programs for fiscal year 2017 were tied to the Company’s 2017 initiatives and were not made in response to the say-on-pay vote at the 2017 Annual Meeting. The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from its stockholders, and may consider the results of future say-on-pay votes in connection with making its compensation-related decisions to the extent it deems it appropriate to do so.

Compensation Program Overview, Philosophy and Objectives
The Compensation Committee’s Annual Compensation Decision-Making Process
Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each named executive officer for such fiscal year. Based on this review, the Compensation Committee discusses, assesses, and approves any potential base salary increases related to the current fiscal year, awards annual incentive bonuses with respect to the prior fiscal year, and authorizes equity award grants.
Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions absent the input of the CEO.
The Compensation Committee believes that individualized consideration of the various compensation elements described herein is necessary to provide the flexibility necessary to make appropriate compensation decisions without relying solely on the use of pre-established formulas or benchmarking. Consequently, the Compensation Committee believes it is in the Company’s and our stockholders’ best interest to conduct its own research regarding executive compensation, which includes a review of executive compensation programs of companies with whom we compete for executive/management-level talent.
In connection with its review process, the Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. Recognizing that there is no one listed company that has a diverse group of businesses and geographic reach that would be comparable to the Company, the Compensation Committee conducts its compensation analysis by reviewing the compensation practices of companies with similar lines of operating business. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers.
For 2017, the Compensation Committee determined that total compensation was at the appropriate level with respect to the executive positions analyzed. While the Compensation Committee took into account the results of compensation review and assessment in structuring our compensation program, other factors such as our general business and industry developments and individual performance influenced the Compensation Committee's decision as to the appropriate compensation levels and structure for our named executive officers.
The Compensation Committee reviews the benchmark community each year to ensure peer company comparability based on the Company’s current business model, labor market, and financial structure.
Philosophy and Objectives
Our compensation program is designed to recognize the level of responsibility of a named executive officer within the Company, taking into account the named executive officer’s role and expected leadership within the Company, as well as to encourage decisions and actions that have a positive impact on our overall performance.
Our compensation philosophy is based upon the following objectives:

•	reinforce the achievement of key business strategies and objectives, through the grant of “at-risk” compensation based upon the level of established performance targets for our Company results;

•
reward our executives for their outstanding performance and business results, based upon achievement of individual goals and objectives recommended to the Compensation Committee by the CEO with respect to his direct reports or, in the case of the CEO, agreed upon by the CEO and the Compensation Committee;

•	value each executive’s unique skills and competencies;

•	attract and retain qualified executives;

•	provide a competitive compensation structure; and

•	emphasize the enhancement of stockholder value and align our executives’ interests with those of our stockholders.

Elements of Compensation
For fiscal year 2017, our executive compensation consisted of the following core elements: (i) annual base salary; and (ii) an annual bonus based on the achievement of Company performance measures and each executive’s individual contributions to such achievement, a portion of which is payable in cash and a portion of which is payable in equity awards with an additional time-based service requirement following the grant date. This total mix of payments has allowed us to provide compensation that directly addresses our compensation goals of talent retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our executive officers with additional benefits, including limited perquisites and a 401(k) plan. The Compensation Committee also from time to time may grant special cash bonuses, sign-on bonuses, cash retention bonuses or incentive equity awards to certain executive officers to recognize particularly strong achievement or for specific recruitment or retention purposes. Information on the total compensation of each named executive officer during fiscal year December 31, 2017 is set forth under “Compensation Tables-Summary Compensation Table” below.
Annual Base Salary
The annual base salaries we provide to our named executive officers serve as compensation in recognition of each named executive officer’s ongoing contributions to the day-to-day performance of the operational areas for which he is responsible. The respective employment arrangements we maintain with our named executive officers provide for minimum annual base salaries, which may be increased or, in certain circumstances, decreased from time to time at the discretion of the Compensation Committee. Individual performance is reviewed on an annual basis during the Compensation Committee's annual evaluation process, which is designed to ensure consistent global Company results, hold our named executive officers accountable for results (i.e., financial, leadership and individual goals) and set expectations for future results (i.e., actual results against budgeted goals). The goals and objectives considered during the annual evaluation process are prepared and reviewed on an annual basis.
The base salaries for our named executive officers (other than our CEO) also reflect input from our CEO regarding individual performance, Company strategy and retention factors.
Our named executive officers, pursuant to their respective employment agreements, are entitled to base salaries of $300,000, except that Mr. Falcone has historically opted not to receive a base salary, and instead received options to purchase shares of the Company's common stock in lieu of any base salary. No named executive officers received salary increases during fiscal year 2017. For more detail for each named executive officer’s base salary please see “Compensation Tables-Summary Compensation Table” and “Employment Arrangements and Potential Payments Upon Termination or Change of Control.”
Annual Bonus Plan and Stock-Based Compensation
Stock-Based Compensation
On April 11, 2014, HC2’s Board of Directors adopted the HC2 Holdings, Inc. Omnibus Equity Award Plan (the “2014 Omnibus Plan”), which was originally approved at the annual meeting of stockholders held on June 12, 2014. On April 21, 2017, the Board of Directors, subject to stockholder approval, adopted the Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”). The Amended 2014 Plan was approved by HC2's stockholders at the annual meeting of stockholders held on June 14, 2017. Subject to adjustment as provided in the Amended 2014 Plan, the Amended 2014 Plan authorizes the issuance of 3,500,000 shares of common stock of HC2, plus any shares that again become available for awards under the 2014 Omnibus Plan.
The Amended 2014 Plan provides that no further awards will be granted pursuant to the 2014 Omnibus Plan. However, awards previously granted under the 2014 Omnibus Plan will continue to be subject to and governed by the terms of the 2014

Omnibus Plan. The Compensation Committee of HC2's Board of Directors administers the 2014 Omnibus Plan and the Amended 2014 Plan and has broad authority to administer, construe and interpret the plans.
The Amended 2014 Plan provides for the grant of awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.
Establishment of Bonus Pool
During fiscal year 2017, all of the named executive officers participated in the 2014 HC2 Executive Bonus Plan (the “Bonus Plan”), which was originally adopted by the Compensation Committee in June 2014 under the Company’s 2014 Omnibus Plan. Under the Bonus Plan, executive officers are eligible to earn annual compensation opportunities consisting of both cash and stock-based awards. By providing for a mix of both cash and equity, the Bonus Plan is designed to (i) offer variable compensation that provides competitive levels of total pay to executives if the Company achieves target-level performance results and (ii) reward and encourage long-term value creation by executives. Awards under the Bonus Plan are awarded annually with a portion paid immediately in cash and a portion subject to be paid (or in the case of equity awards, vested) in future years so as to provide an additional retention feature.
Each named executive officer (other than Mr. Ferraro and Mr. Backman) has two bonus components under the Bonus Plan: (1) an individual bonus based on achievement of individual goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) (the “Individual Bonus”), and (2) a corporate bonus based on the achievement of goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) tied directly to the financial and strategic goals of the Company (the “Corporate Bonus”). Mr. Backman was eligible to receive only an Individual Bonus based on achievement of individual goals and objectives set by the Company's CEO. Because Mr. Ferraro was not employed by the Company when the Corporate Bonus was set for the 2017 fiscal year, he was eligible only for an Individual Bonus under the Bonus Plan. Mr. Robinson was eligible for both an Individual Bonus and a Corporate Bonus, but received neither because he resigned from employment with the Company during 2017.
For fiscal year 2017, the named executive officers’ Corporate Bonus, if any, was based on the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s 2017 fiscal year to the end of the Company’s 2017 fiscal year end (“NAV Return”), in excess of a threshold NAV Return level established by the Compensation Committee at the beginning of the 2017 performance year (the “Fiscal Year 2017 Threshold NAV Return”), as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return.
For fiscal year 2017, NAV Return was based on the amount calculated as the product of (i) the percentage increase in the Net Asset Value per share of the Company from the beginning of fiscal year 2017 to the end of fiscal year 2017 multiplied by (ii) the Net Asset Value at the beginning of 2017. The Bonus Plan provides that 12% of the excess, if any, of the NAV Return for fiscal year 2017 over fiscal year 2017 Threshold NAV Return is to be allocated to fund the bonus pool for Corporate Bonuses awarded to our named executive officers and other key employees. Pursuant to the Bonus Plan, this amount may be reduced by the Compensation Committee pursuant to its exercise of its negative discretion.
For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the certificates of designation governing our Preferred Stock (the “Preferred Stock Certificates”) (but without taking into account any discount with respect to appreciation on assets), (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $10 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $20 million cap, (vi) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months, and (vii) excluding any accretion on preferred stock (calculated in the manner contained in the Preferred Stock Certificates). The Company then makes adjustments to eliminate the effects of any conversion of Preferred Stock into common stock and equity issuances during the period.
The Compensation Committee believes that NAV Return is a good proxy for value creation for the Company and its stockholders because it is designed to encourage, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Further, our Compensation Committee believes that paying a bonus consistently based on NAV Return, partially subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders.

The Company achieved a NAV Return of 50.1% during the fiscal year ended December 31, 2017. As a result, Messrs. Falcone, Sena and Voigt were eligible to receive a Corporate Bonus, the amount of which was determined as described in more detail below. Mr. Robinson did not receive a Corporate Bonus because he resigned from employment with the Company during 2017.
Corporate and Individual Performance Bonuses Awarded in Respect of 2017 Performance
Certain of the named executive officer’s performance (other than that of our CEO) were subjectively evaluated by our CEO based on the achievement of goals and objectives set by the Company’s CEO tied directly to the financial and strategic goals of the Company, as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return. Based on such evaluation, our CEO recommended to the Compensation Committee amounts (after taking into account the Individual Bonuses awarded) that should be awarded to each of our named executive officers (other than our CEO), which recommendations the Compensation Committee accepted. With respect to our CEO, the Compensation Committee determined the percentage of the overall bonus pool that should be allocated to our CEO without the CEO's input.
The chart below shows the 2017 bonus amounts awarded to each named executive officer in respect of his Corporate Bonus for 2017:

Named Executive Officer	2017 Corporate Bonus Amount
Philip A. Falcone	$12,127,343
Michael J. Sena	$2,021,224
Paul K. Voigt	$3,031,836
Joseph A. Ferraro	$—
Andrew G. Backman	$—
Paul L. Robinson	$—

For the named executive officers who received a fiscal year 2017 Corporate Bonus, up to two times their target Corporate Bonus, was awarded as follows:

(a)	40% of the 2x Award will be paid in cash in 2018,

(b)	51% of the 2x Award will be granted as restricted stock, which restrictions will lapse on the first anniversary of the date of grant, and

(c)	9% of the 2x Award will consist of a grant of stock options which will vest and be exercisable on the first anniversary of date of grant

A portion of the equity-based awards made in respect of fiscal year 2017 performance were approved for grant under our proposed Second A&R 2014 Plan, subject to the stockholder approval of the Second A&R 2014 Plan at the 2018 Annual Meeting pursuant to proposal 4 herein.
Any Corporate Bonus paid in excess of two times the named executive officer’s target Corporate Bonus (“Excess Award Value”) was awarded as follows:

(a)
20% of the Excess Award will be paid in cash at the end of the first anniversary of the award date, and 20 % of the Excess Award will be paid in cash at the end of the second anniversary of the award date (deferred cash),

(b)
51% of the Excess Award will be granted as restricted stock, which restrictions will lapse in substantially equal installments based on continued service with the Company on each of the second and third anniversary of the date of grant, and

(c)	9% of the Excess Award will consist of a grant of stock options which will vest in substantially equal installments on the second and third anniversary of the date of grant

Future payments are generally subject to the named executive officer being employed with the Company on the applicable payment date. Because Mr. Robinson's employment terminated effective December 31, 2017, he was not eligible to receive any bonus payments.
Individual Performance-Based Awards
As stated above, for fiscal year 2017, a portion of the annual bonus (namely, the Individual Bonus) was based on individual performance achievement against certain pre-established goals. For Messrs. Falcone, Voigt, Sena and Robinson, their target Individual Bonus was set at $100,000. The performance goals for each named executive officer’s Individual Bonus were determined by our Compensation Committee on an individual basis. Participants were eligible to earn between 0% and 200% of their individual target bonus based on achievement of these individual performance goals. These Individual Bonuses could have been earned even if NAV Return during fiscal year 2017 did not exceed the Fiscal Year 2017 Threshold NAV Return. Individual Bonus awards were paid 40% in cash in 2018, 51% granted in RSAs and 9% in stock options. For Mr. Ferraro, his Individual Bonus for the 2017 fiscal year was discretionary and he was awarded $800,000, 50% of which was paid in cash in 2018 and 50% of which was granted in equity in 2018. For Mr. Backman, his Individual Bonus for the 2017 fiscal year was discretionary and he was awarded $600,000, 75% of which was paid in cash in 2018 and 25% of which was granted in equity in 2018. Mr. Robinson did not receive an Individual Bonus because he resigned from employment with the Company during 2017.
For fiscal year 2017 our Compensation Committee established both objective and subjective performance goals for Mr. Falcone’s Individual Bonus, which were to: (i) receive dividends from subsidiaries, (ii) broaden and strengthen the Company's corporate platform through acquisitions and investments, (iii) improve the Company’s financial flexibility, (iv) remain in compliance with all existing or new debt covenants, and (v) work closely with subsidiaries to help in expansion of their platforms.
For fiscal year 2017 our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s Individual Bonus, which were to: (i) improve accounting and financial procedures and internal control, (ii) receive dividends from subsidiaries, (iii) identify and manage accounting and financial priorities and business risks, and (iv) foster growth and teamwork of the finance department.
For fiscal year 2017 our Compensation Committee established both objective and subjective performance goals for Mr. Voigt’s Individual Bonus, which were to: (i) receive dividends from DBMG and Global Marine Services Limited (“GMSL”) and (ii) acquire new accretive investments at DBMG and GMSL.
Messrs. Falcone, Sena and Voigt did not receive an Individual Bonus for 2017.
The table below shows the amounts awarded to each named executive officer under the Bonus Plan in respect of fiscal year 2017 performance:

	Individual Bonus		Corporate Bonus		Total
Named Executive Officer	Cash	Equity	Cash	Equity
Philip A. Falcone	$—	$—	$4,850,937	$7,276,406	$12,127,343
Michael J. Sena	—	—	808,490	1,212,734	2,021,224
Paul K. Voigt	—	—	1,212,734	1,819,102	3,031,836
Joseph A. Ferraro	400,000	400,000	—	—	800,000
Andrew G. Backman	450,000	150,000	—	—	600,000
Paul L. Robinson	—	—	—	—	—
Total NEO	$850,000	$550,000	$6,872,161	$10,308,242	$18,580,403

Cash payments are made as follows, as long as the named executive officer is employed with the Company on such payment date:

Named Executive Officer	2018	2019	2020	Total Cash
Philip A. Falcone	$1,600,000	$1,625,469	$1,625,469	$4,850,938
Michael J. Sena	400,000	204,245	204,245	808,490
Paul K. Voigt	720,000	246,367	246,367	1,212,734
Joseph A. Ferraro	400,000	—	—	400,000
Andrew G. Backman	450,000	—	—	450,000
Paul L. Robinson	—	—	—	—
Total NEO	$3,570,000	$2,076,081	$2,076,081	$7,722,162
Cash amounts payable pursuant to the Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal year 2017 (although no amounts are actually payable until after the end of fiscal year 2017). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our named executive officers pursuant to the Bonus Plan in respect of fiscal year 2017 performance were granted following the end of fiscal year 2017. As these equity awards were made after the end of fiscal year 2017, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this Proxy Statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in fiscal year 2018.
Joseph A. Ferraro Sign-on Bonus
Pursuant to his employment agreement, Mr. Ferraro received an $80,000 sign-on cash bonus, which was paid on September 22, 2017.
Other Long-Term Equity Grants Made During Fiscal Year 2017
Sign-On Grant to Mr. Joseph A. Ferraro
Pursuant to his employment agreement entered into on September 11, 2017, the Company granted Mr. Ferraro an initial long-term equity grant of RSAs in the amount of $501,000, which will vest in equal amounts on each of November 13, 2018, November 13, 2019 and November 13, 2020. The initial equity grant was designed to attract and retain Mr. Ferraro, and to align his interests with those of our stockholders by incentivizing him to marshal the Company's long-term strategic objectives. The RSAs were granted under the Amended 2014 Plan. For more detail concerning Mr. Ferraro's initial long-term equity grant please see “Employment Arrangements and Potential Payments Upon Termination or Change of Control.”
Other Benefits
The Company’s named executive officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, vision insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $6,000 annually. In addition, separate and apart from his total compensation received from the Company, Mr. Falcone receives fees in the form of cash and equity from Inseego Corp., of which the Company owns a minority interest, for his service on its Board of Directors.
Stock Ownership Guidelines
The Company expects that, within three years after a director’s initial election or appointment to the Board, he or she will own at least $100,000 in common shares of the Company as of December 31st of each year. For purposes of meeting this requirement, the value of such common stock is equal to the greater of (i) the market value on December 31st of each year and (ii) the cost of the common stock at the time of purchase or vesting. All of our non-employee directors currently hold sufficient shares to satisfy the guidelines.

Clawback/Forfeiture
Pursuant to the equity agreements under the equity incentive plans, incentive compensation for employees are subject to recoupment in the event that, for example, the Company restates its reported financial results, makes a mistake in calculations (to the extent that either such occurrence resulted in an excess award amount being paid) or to the extent required by applicable law (including, Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act).
Anti-Pledging Policy
Our insider trading policy prohibits pledging. Under the policy, directors and employees of the Company or its subsidiaries and controlled affiliates and family members living in their households (“Covered Persons”) are not permitted to pledge securities of the Company (“Covered Securities”) to secure loans, nor are they permitted to purchase securities of the Company on margin (other than in a cashless exercise of stock options).
Anti-Hedging Policy
Pursuant to our insider trading policy, Covered Persons are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of Covered Securities or otherwise engage in any other type of transaction involving Covered Securities that would have similar economic consequences.
Potential Payments to Named Executive Officers Upon Termination or Change of Control
Our employment arrangements and severance guidelines (the “Severance Guidelines”) provide for certain payments to be made to our named executive officers in the event that their employment with the Company is terminated. Severance benefits are an important tool in attracting and retaining key employees and provide a degree of financial security to such employees.
Outstanding equity awards granted under the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Amended 2014 Plan) if a “replacement award” (as defined in the Amended 2014 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant's employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.
Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to common stock subject to such awards.
Pursuant to the terms of Mr. Falcone’s options (“Options”), any unvested portions of the Options are accelerated upon the occurrence of a Fundamental Corporate Transaction (as defined below). This provision, like all other provisions of Mr. Falcone’s Options, was negotiated at the time of entry into Mr. Falcone’s employment agreement.
For further information regarding the potential severance and change of control benefits provided to our named executive officers pursuant to our employment and equity award arrangements with such named executive officers, as well as our Severance Guidelines, see “Employment Arrangements and Potential Payments Upon Termination or Change of Control.”
Tax Considerations
If a named executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized. The employment arrangements of our named executive officers described herein, the Amended 2014 Plan and its predecessor plans, generally contain provisions intended to limit or eliminate adverse tax consequences through timing of payments.
Section 162(m) of the Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of the Amended 2014 Plan, the 2014 Omnibus Plan and the Management Compensation Plan were previously approved by stockholders in 2017, 2014, and 2009, respectively, for purposes of Section 162(m) of the Code, which allowed us to grant certain awards that are designed to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) of the Code if the Compensation Committee determined that doing so is in the best interests of the Company.
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) of the Code and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the Code (the “Covered Employees”) will include any individual who served as the chief executive officer (“CEO”) or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of the company.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 14, 2018.
Submitted by the Compensation Committee,
Robert V. Leffler, Jr. (Chairman)
Warren H. Gfeller
Lee S. Hillman
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017 and currently, the Compensation Committee consists of Robert V. Leffler, Jr. (Chairman), Warren H. Gfeller and Lee S. Hillman. None of the members of the Company’s Compensation Committee during 2017: (i) served as an officer or employee of the Company during 2017, (ii) was formerly an officer of the Company or (iii) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
During 2017: (A) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (B) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (C) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

COMPENSATION TABLES

Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2017, 2016 and 2015, the total compensation paid or accrued to our named executive officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Philip A. Falcone Chairman, President and Chief Executive Officer	2017	—	—	2,790,457	500,305	4,850,937	—	8,141,699
	2016	—	—	—	1,643,665	2,128,400	—	3,772,065
	2015	—	—	7,933,950	5,025,898	—	—	12,959,848
								—
Michael J. Sena Chief Financial Officer	2017	300,000	—	528,345	94,618	808,490	6,000	1,737,453
	2016	294,231	150,000	249,998	—	403,200	6,000	1,103,429
	2015	167,115	150,000	969,114	—	—	4,242	1,290,471
								—
Paul K. Voigt Senior Managing Director, Investments	2017	300,000	—	1,364,704	246,002	1,212,734	—	3,123,440
	2016	294,231	—	—	—	1,038,800	—	1,333,031
	2015	300,000	—	2,349,189	338,667	—	—	2,987,856
								—
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	2017	86,538	80,000	501,000	—	400,000	2,423	1,069,961

Andrew G. Backman Managing Director, Investor Relations and Public Relations	2017	300,000	—	200,002	—	450,000	6,000	956,002

Paul L. Robinson Former Chief Legal Officer and Corporate Secretary	2017	300,000	—	292,198	21,183	—	1,006,000	1,619,381
	2016	229,615	600,000	499,999	—	261,600	97,438	1,688,652

(1)	Information is not presented for years in which Messrs. Backman, Ferraro and Robinson were not named executive officers.

(2)	The amounts in this column represent cash bonuses granted to our named executive officers as sign-on bonuses or minimum bonuses required to be paid pursuant to employment agreements.

(3)
These amounts represent the aggregate grant date fair value of RSAs and/or RSUs granted in 2017, 2016 and 2015, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 17 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Bonus Plan” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2017 performance period in a mix of cash and equity. Amounts paid in equity in the form of RSAs to our named executive officers for the 2016 performance period are reflected as 2017 grants in the table above because the grants were made in 2017.

(4)
The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2017, 2016 and 2015, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 17 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Bonus Plan” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2017 performance period in a mix of cash and equity. Amounts paid in equity in the form of stock options to our named executive officers for the 2016 performance period are reflected as 2017 grants in the table above because the grants were made in 2017.

(5)
The amounts in this column represent annual cash incentive payments under our Bonus Plan. Amounts reported for each year are based on performance in such year, even if paid subsequent to year-end. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Bonus Plan” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2017 performance period in a mix of cash and equity. See page 22 for an explanation of the method by which the Cash payments in this column are calculated and paid.

(6)
The amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the named executive officers who participated in such plan. For Mr. Robinson, the amount includes a $1,000,000 cash bonus which Mr. Robinson received in connection with his resignation from the Company.

2017 Grants of Plan-Based Awards
The following table sets forth, for each named executive officer, certain information with respect to grants of plan-based equity awards granted during the fiscal year ended December 31, 2017.

		Amounts in $
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name and Principal Position	Grant Date	Threshold	Maximum	Threshold	Target	Maximum
Philip A. Falcone Chairman, President and Chief Executive Officer	March 10, 2017	—	—	—	—	—	—	40,943	5.50	106,590
	March 10, 2017	—	—	—	—	—	109,677			603,224
	June 14, 2017	—	—	—	—	—	—	143,246	5.50	393,715
	June 14, 2017	—	—	—	—	—	383,725			2,187,233
Michael J. Sena Chief Financial Officer	March 10, 2017	—	—	—	—	—	—	8,266	5.50	21,520
	March 10, 2017	—	—	—	—	—	22,143			121,787
	June 14, 2017	—	—	—	—	—	—	26,626	5.50	73,098
	June 14, 2017	—	—	—	—	—	71,326			406,558
Paul K. Voigt Senior Managing Director, Investments	March 10, 2017	—	—	—	—	—	—	75,095	5.50	207,467
	March 10, 2017	—	—	—	—	—	39,650			218,075
	June 14, 2017	—	—	—	—	—	—	14,802	5.50	38,535
	June 14, 2017	—	—	—	—	—	201,163			1,146,629
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	November 13, 2017 (2)	—	—	—	—	—	99,404			501,000
Andrew G. Backman Managing Director, Investor Relations and Public Relations	March 10, 2017	—	—	—	—	—	36,364	—	—	200,002
Paul L. Robinson Former Chief Legal Officer and Corporate Secretary	March 10, 2017	—	—	—	—	—		6,729	5.50	17,518
	March 10, 2017	—	—	—	—	—	18,026			99,143
	June 14, 2017	—	—	—	—	—		15,909	5.50	3,664
	June 14, 2017	—	—	—	—	—	42,617			193,055

(1)
Amounts shown reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 18 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Pursuant to the Bonus Plan, a bonus pool is established in an amount based on the Company’s NAV Return in excess of a threshold NAV Return amount. Each named executive officer may be granted an Individual Bonus and a Corporate Bonus under the Bonus Plan, based on his achievement of individual and corporate-related performance goals, respectively. Pursuant to the Bonus Plan, Corporate Bonus awards are paid out in a mix of cash and equity early in the year following the performance year following an evaluation of Company and individual results.

(2)	Pursuant to his employment agreement, Mr. Ferraro received an initial long-term equity grant consisting of a number of restricted stock units with a grant date fair value equal to $501,000.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested RSA and RSU awards as of December 31, 2017.

	Options					Stock
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip A. Falcone
Granted: January 15, 2014	4,055	—	(2)	3.58	1/14/2024	—	—	—	—
Granted: October 28, 2014	53,963	—	(4)	3.77	10/28/2024	—	—	—	—
Granted: October 28, 2014	1,754	—	(4)	3.98	10/28/2024	—	—	—	—
Granted: October 28, 2014	1,568,864	—	(3)	4.56	5/20/2024	—	—	—	—
Granted: October 28, 2014	2,394	—	(4)	4.00	10/28/2024	—	—	—	—
Granted: October 28, 2014	150,000	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	14,389	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	705,882	—	(4)	4.25	10/28/2024	—	—	—	—
Granted: October 28, 2014	199	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	28,170	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	4,826	—	(4)	4.04	10/28/2024	—	—	—	—
Granted: October 28, 2014	13,817	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	28,452	—	(4)	4.02	10/28/2024	—	—	—	—
Granted: October 28, 2014	18,164	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	28,298	—	(4)	4.04	10/28/2024	—	—	—	—
Granted: October 28, 2014	9,869	—	(4)	4.05	10/28/2024	—	—	—	—
Granted: October 28, 2014	11,246	—	(4)	4.03	10/28/2024	—	—	—	—
Granted: October 28, 2014	21,795	—	(4)	4.02	10/28/2024	—	—	—	—
Granted: October 28, 2014	41,239	—	(4)	4.03	10/28/2024	—	—	—	—
Granted: October 28, 2014	4,386	—	(4)	3.98	10/28/2024	—	—	—	—
Granted: October 28, 2014	49,372	—	(4)	3.85	10/28/2024	—	—	—	—
Granted: October 28, 2014	2,510	—	(4)	4.25	10/28/2024	—	—	—	—
Granted: October 28, 2014	280,472	—	(4)	3.99	10/28/2024	—	—	—	—
Granted: October 28, 2014	258,824	—	(4)	4.36	10/28/2024	—	—	—	—
Granted: October 28, 2014	259	—	(4)	4.46	10/28/2024	—	—	—	—
Granted: October 28, 2014	7,084	—	(4)	4.46	10/28/2024	—	—	—	—
Granted: January 7, 2015	113,131	56,566	(5)	8.25	1/7/2025	—	—	—	—
Granted: March 12, 2015	309,620	—	(6)	9.00	3/12/2025	—	—	—	—
Granted: November 9, 2015	845,250	—	(7)	7.17	5/21/2024	—	—	—	—
Granted: December 24, 2015	100,742	—	(8)	5.90	12/24/2025	—	—	—	—
Granted: December 24, 2015	200,000	—	(8)	7.08	12/24/2025	—	—	—	—
Granted: January 29, 2016	2,282	4,566	(9)	7.93	1/29/2026	—	—	—	—
Granted: April 18, 2016	—	500,000	(10)	7.50	4/18/2026	—	—	—	—
Granted: April 18, 2016	—	500,000	(10)	10.50	4/18/2026	—	—	—	—
Granted: April 18, 2016	—	500,000	(10)	13.50	4/18/2026	—	—	—	—
Granted: March 10, 2017	40,943	—	(11)	5.50	3/10/2027	—	—	—	—
Granted: June 14, 2017	—	143,246	(11)	5.50	6/14/2027	383,725	2,283,164	—	—

Michael J. Sena
Granted: March 10, 2017	8,266	—	(12)	5.50	3/10/2027	—	—	—	—
Granted: June 14, 2017	—	26,626	(12)	5.50	6/14/2027	71,326	424,390	—	—

Paul K. Voigt
Granted: October 1, 2014	25,000	—	(13)	4.55	9/30/2024	—	—	—	—

	Options						Stock
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Granted: October 1, 2014	—	—			—	—	—	—	—	—
Granted: March 12, 2015	106,706	—	(13)	9.00	3/12/2025		—	—	—	—
Granted: March 10, 2017	14,802	—	(14)	5.50	3/10/2027		—	—	—	—
Granted: June 14, 2017	—	75,095	(14)	5.50	6/14/2027		201,163	1,196,920	—	—

Joseph Ferraro
Granted: November 13, 2017	—	—	(17)	—	—		99,404	591,454	—	—

Andrew G. Backman
Granted: March 10, 2017	—	—	(15)	—	—		24,243	144,246

Paul L. Robinson
Granted: March 10, 2017	6,729	—	(16)	5.50	3/10/2027		—	—	—	—
Granted: June 14, 2017	15,909	—	(16)	5.50	6/14/2027		—	—	—	—

(1)	Values calculated based on the closing price of HC2 common stock on December 29, 2017 of $5.95.

(2)	Mr. Falcone was granted 4,055 stock options on January 15, 2014 as part of his compensation as a non-employee director during 2014.

(3)	Mr. Falcone was granted 1,568,864 stock options on May 21, 2014 pursuant to the Initial Option.

(4)
On October 28, 2014, anti-dilution adjustment options (the “October Anti-Dilution Options”) to purchase an aggregate of 1,782,082 Shares were issued to Mr. Falcone promptly following the execution of the Option Clarification Agreement. The October Anti-Dilution Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of the original date of the event that resulted in the issuance of anti-dilution options, subject to Mr. Falcone’s continued employment with the Company on each vesting date. A portion of the October Anti-Dilution Options were issued in respect of the Company’s issuance of its Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) and related pay-in-kind dividends on such Series A Preferred Stock, based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 750,000 Shares at $4.05, (2) 2,667 Shares at $4.00 and (3) 7,527 Shares at $4.46 (collectively, the “Original Series A Contingent Options”). On August 6, 2015, the Company determined that the Original Series A Contingent Options should have been issued based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 705,882 Shares at $4.25, (2) 2,510 Shares at $4.25, and (3) 7,084 Shares at $4.46 (collectively, the “Corrected Series A Contingent Options”). On the same date, the Company issued the Corrected Series A Contingent Options to Mr. Falcone contemporaneously with the surrender of the Original Series A Contingent Options for cancellation. The Corrected Series A Contingent Options otherwise have the same vesting dates and terms as the Original Series A Contingent Options. One-third of these stock options vested immediately, one-third vested on October 28, 2015 and the other one-third vested on October 28, 2016. A portion of the October Anti-Dilution Options included in the table above are only exercisable if and when the Series A Preferred Stock (715,476 stock options) and Series A-1 Preferred Stock (259,083 stock options) is converted into common stock. See “Compensation Discussion and Analysis-Elements of Compensation-Initial Long-Term Equity Grants-Option Agreements with Philip A. Falcone” above for a description of the Options granted to Mr. Falcone in 2014.

(5)
Mr. Falcone was granted 169,697 stock options on January 7, 2015 pursuant to the Initial Option. The final third of these stock options vested on January 7, 2017. This option is exercisable only if and when the Series A-2 Preferred Stock is converted into common stock.

(6)
Mr. Falcone was granted 309,620 stock options on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan. Mr. Falcone was granted 881,550 RSAs on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan.

(7)	Mr. Falcone was granted 845,250 stock options on November 9, 2015 pursuant to the Initial Option. The final third of these stock options will vest on November 9, 2017.

(8)	Mr. Falcone was granted 300,742 stock options on December 24, 2015 pursuant to the Initial Option. The final third of these stock options will vest on December 24, 2017.

(9)
On January 29, 2016, the Company determined that, as a result of the issuance and sale by the Company of 8,452,500 Shares on November 4, 2015 as disclosed on the Company’s Current Form 8-K filed on November 9, 2015, and the issuance of 1,007,422 Shares and a warrant to purchase 2,000,000 Shares pursuant to that certain stock purchase agreement as disclosed on the Company’s Current Form 8-K filed on December 28, 2015, an adjustment to the conversion price of the Series A-2 Convertible Participating Preferred Stock (“Series A-2 Preferred Stock”) was required under the terms of the Certificate of Designation of the Series A-2 Preferred Stock from $8.25 to $7.93 (the “Series A-2 Adjustment”). As a result of the Series A-2 Adjustment, on January 29, 2016, anti-dilution adjustment options to purchase an aggregate of 6,848 Shares (the “Adjusted Series A-2 Options”) were issued to Mr. Falcone. The exercise price of the Adjusted Series A-2 Options is $7.93 per share, and the Adjusted Series A-2 Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the Issuer on each vesting date. The Adjusted Series A-2 Options are currently vested with respect to 4,565 Shares.

(10)
In consideration for eliminating the anti-dilution protection provisions, Mr. Falcone received an award after market on April 14, 2016, consisting of 1,500,000 premium stock options (the “2016 Premium Option”) that were issued under the 2014 Omnibus Plan. The 2016 Premium Option will vest in three equal installments on each of the first three anniversaries following the grant date (with each tranche vesting one-third on each such date), and the applicable per share exercise prices will be as follows: (a) a per share exercise price of $7.50 with respect to an option to acquire 500,000 shares; (b) a per share exercise price of $10.50 with respect to an option to acquire 500,000 shares; and (c) a per share exercise price of $13.50 with respect to an option to acquire 500,000 shares.

(11)
Mr. Falcone was granted 383,725 RSUs and 143,246 options on June 14, 2017. On March 10, 2018, 29% of both awards vested, and an additional 35.5% of each award will vest on each of March 10, 2019 and March 10, 2020.

(12)	Mr. Sena was granted 71,326 RSUs and 26,626 options on June 14, 2017. On March 10, 2018, 31% of both awards vested, and an additional 34.5% will vest on each of March 10, 2019 and March 10, 2020.

(13)
Mr. Voigt was granted 25,000 stock options on October 1, 2014 pursuant to his employment agreement entered into in 2014. Mr. Voigt was granted 106,706 stock options on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan.

(14)
Mr. Voigt was granted 201,163 RSUs and 75,095 options on June 14, 2017. On March 10, 2018, 20% of both awards vested, and an additional 40% of each award will vest on each of March 10, 2019 and March 10, 2020.

(15)	Mr. Backman was granted 36,364 RSAs on March 10, 2017, of which 33-1/3% vested on each of March 10, 2017 and March 10, 2018 and 33-1/3% of which will vest on March 10, 2019.

(16)
Mr. Robinson was granted 6,729 and 15,909 options on March 10, 2017 and June 14, 2017, respectively. The 22,638 options are exercisable. As part of Mr. Robinson's resignation, the 15,909 options were accelerated and were fully vested as of December 31, 2017.

(17)	Pursuant to his employment agreement, Mr. Ferraro received an initial long-term equity grant consisting of 99,404 shares on November 13, 2017, which will vest on November 13, 2018, 2019 and 2020.

Option Exercises and Stock Vested in 2017
The following table sets forth, for each named executive officer, details of any stock awards that vested in 2017.

	Stock awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Philip A. Falcone	109,677	$603,224
Michael J. Sena	70,184	$396,757
Paul K. Voigt	39,650	$218,075
Joseph A. Ferraro	—	$0
Andrew G. Backman	12,121	$42,424
Paul L. Robinson (2)	60,643	$352,714

(1)
Determined by multiplying the shares of restricted stock that vested during fiscal year 2017 by the closing market price of our common stock on the respective vesting dates, but excluding any tax obligations incurred in connection with such vesting.

(2)	In connection with Mr. Robinson's resignation as Chief Legal Officer and Corporate Secretary, the Compensation Committee approved the accelerated vesting of his equity awards on December 31, 2017.

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE OF CONTROL
We have entered into employment arrangements with each of our named executive officers, setting forth certain terms of their employment with and/or separation from the Company, as applicable.
Employment Agreement with Philip A. Falcone
On May 21, 2014, we entered into an employment agreement with Philip A. Falcone to serve as the Company’s Chairman, President and Chief Executive Officer (the “Falcone Employment Agreement”). The Falcone Employment Agreement provides that Mr. Falcone will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Falcone Employment Agreement, Mr. Falcone received the Options in lieu of any base salary, subject to the ability of the Compensation Committee to award Mr. Falcone a base salary following an annual review. See “Compensation Discussion and Analysis-Elements of Compensation-Initial Long-Term Equity Grants-Option Agreements with Philip A. Falcone” above for a description of the Options granted to Mr. Falcone in 2014 pursuant to the Falcone Employment Agreement. The Falcone Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Falcone as a participant in any annual bonus plan. Pursuant to the Falcone Employment Agreement, Mr. Falcone is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Falcone’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Falcone is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Falcone Employment Agreement), Mr. Falcone will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s current Severance Guidelines provide that upon termination of the CEO’s employment by the Company without Cause or by Mr. Falcone for Good Reason, he is entitled to twelve months of annual base salary plus twelve months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Falcone Employment Agreement, Mr. Falcone is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Falcone receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Falcone’s separation from the Company. Mr. Falcone is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Michael J. Sena
On May 20, 2015, we entered into an employment agreement with Michael J. Sena to serve as the Company’s Chief Financial Officer (the “Sena Employment Agreement”). The Sena Employment Agreement provides that Mr. Sena will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Sena Employment Agreement, Mr. Sena (i) shall receive an annual base salary of $300,000, (ii) received an initial equity grant consisting of shares of restricted stock in the amount of $957,000, of which 43% vested on November 30, 2015, 40% vested on November 30, 2016 and the remainder vested on November 30, 2017 (iii) received a sign-on bonus equal to $150,000, and (iv) received an annual bonus consisting of (a) a minimum cash bonus of $150,000, during his first two years of employment, and (b) an additional bonus at the discretion of the Compensation Committee, with a target of $150,000 in the first two years of employment. Pursuant to the Sena Employment Agreement, Mr. Sena is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Employment Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary cash bonus. Upon termination by the Company without Cause or by Mr. Sena for Good Reason, Mr. Sena will also be entitled to any minimum cash bonuses for his first two years of employment not yet paid as of such termination. The Company’s current Severance Guidelines provide that upon termination of Mr. Sena’s employment by the Company without Cause or by Mr. Sena for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Sena Employment Agreement, Mr. Sena is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Sena receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Sena’s separation from the Company. Mr. Sena is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Paul K. Voigt
On October 1, 2014, we entered into an employment agreement with Paul K. Voigt to serve as the Company’s Senior Managing Director of Investments (the “Voigt Employment Agreement”). The Voigt Employment Agreement provides that Mr. Voigt will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Voigt Employment Agreement, Mr. Voigt (i) shall receive an annual base salary of $300,000, and (ii) received an initial equity grant consisting of (a) 125,000 shares of restricted stock, one-third of which vested on each of October 1, 2014, October 1, 2015 and October 1, 2016, and (b) 25,000 options to purchase the Company’s common stock, one-third of which vested on each of October 1, 2014, October 1, 2015 and October 1, 2016. The Voigt Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Voigt as a participant in any annual bonus plan. Pursuant to the Voigt Employment Agreement, Mr. Voigt is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Voigt’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Voigt is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Voigt Employment Agreement), Mr. Voigt will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Mr. Voigt’s employment by the Company without Cause or by Mr. Voigt for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Voigt Employment Agreement, Mr. Voigt is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Voigt receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Voigt’s separation from the Company. Mr. Voigt is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Joseph A. Ferraro
On September 11, 2017, the Company entered into an employment agreement with Mr. Joseph A. Ferraro to serve as the Company’s Chief Legal Officer and Corporate Secretary (the “Ferraro Employment Agreement”). The Ferraro Employment Agreement provides that Mr. Ferraro will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro (i) shall receive an annual base salary of $300,000, (ii) received an initial equity grant of RSAs equal to the quotient of (I) $501,000 divided by (II) the closing price for a share of the Company’s common stock on the business day immediately preceding the date of grant (the “Grant Date”), which RSAs will vest in three equal installments beginning on the first anniversary of the Grant Date, and (iii) received a sign-on bonus equal to $80,000 on September 30, 2017. The Ferraro Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Ferraro as a participant in any annual bonus plan. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Ferraro’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Ferraro is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Ferraro Employment Agreement), Mr. Ferraro will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Mr. Ferraro’s employment by the Company without Cause or by Mr. Ferraro for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Ferraro receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Ferraro’s separation from the Company. Mr. Ferraro is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Andrew G. Backman
On March 18, 2016, we entered into an employment agreement with Andrew G. Backman to serve as the Company’s Managing Director, Investor Relations (the “Backman Employment Agreement”). The Backman Employment Agreement provides that Mr. Backman will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Backman Employment Agreement, Mr. Backman shall receive an annual base salary of $300,000. The Backman Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Backman as a participant in any annual bonus plan. Pursuant to the Backman Employment Agreement, Mr. Backman is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Backman’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Backman is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Backman Employment Agreement), Mr. Backman will not be entitled to any earned but unpaid discretionary cash bonus. Pursuant to the Backman Employment Agreement, in the event Mr. Backman is terminated without Cause or terminates his employment for Good Reason, he will be entitled to receive the greater of (i) six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, and (ii) the severance benefits under the Company's Severance Guidelines as then in effect.
Pursuant to the Backman Employment Agreement, Mr. Backman is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Backman receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Backman’s separation from the Company. Mr. Backman is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Consulting Services Agreement with Paul L. Robinson
On February 26, 2016, the Company entered into an employment agreement with Mr. Paul L. Robinson to serve as the Company’s Chief Legal Officer and Corporate Secretary (the “Robinson Employment Agreement”). The Robinson Employment Agreement provided that Mr. Robinson would be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Robinson Employment Agreement, Mr. Robinson (i) received an annual base salary of $300,000, (ii) received an initial equity grant of RSUs equal to the quotient of (I) $500,000 divided by (II) the closing price for a share of the Company’s common stock on Mr. Robinson’s start date, which RSUs vested on September 30, 2016, (iii) received a sign-on bonus equal to $600,000, paid in two equal installments on March 31, 2016 and September 30, 2016, (iv) received a $50,000 relocation allowance within thirty (30) days of Mr. Robinson's relocation to New York, and (v) reimbursement for up to $25,000 incurred in airfare expenses incurred in commuting from his residence to the Company's office in New York City, through the earlier of June 30, 2016 or the date of his relocation to the New York City metropolitan area. The Robinson Employment Agreement also provided that the Compensation Committee may, in its discretion, include Mr. Robinson as a participant in any annual bonus plan. Pursuant to the Robinson Employment Agreement, Mr. Robinson was also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position with the Company and to be reimbursed for reasonable and properly documented business expenses. The Robinson Employment Agreement was later modified to provide for $17,358 in annual reimbursement for transportation between New York and Florida, a stipend of $74,080 to pay New York City apartment rental costs incurred in 2016 and $13,271 to pay such costs incurred in 2017.
Mr. Robinson voluntarily resigned from employment with the Company and, therefore, he was not eligible to receive any severance benefits under the Robinson Employment Agreement or the Company Severance Guidelines, other than any accrued but unpaid base salary, any unpaid paid time off and any unreimbursed business expenses.

However, effective as of January 1, 2018, we entered into a Consulting Services Agreement with Paul L. Robinson, Esq. LLC (the “Consultant”) under which the Consultant will make available Paul L. Robinson, our former Chief Legal Officer and Corporate Secretary, to provide general legal and business advice to the Company as requested by Mr. Falcone and/or the Board (the “Robinson Consulting Agreement”) for an initial term of twelve (12) months (the “Initial Term”). The Robinson Consulting Agreement provides that the Consultant will be paid $25,000 per month for its services and that, during the Initial Term, the Company will pay Mr. Robinson’s COBRA premiums for each month that he is eligible for COBRA coverage.
Summary of Termination Payments
The following table sets forth amounts of cash compensation that would have been paid, or were paid, in the case of Mr. Robinson, to our named executive officers by reason of the covered termination circumstances indicated, based on their employment agreements and the Company’s Severance Guidelines in effect during 2017. The amounts shown assume that in each case termination was effective as of December 31, 2017.

Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)
Philip A. Falcone
Severance Payment	$—
Benefits Continuation	$—
Total Termination Payments	$—

Michael J. Sena
Severance Payment	$150,000
Benefits Continuation	$16,752
Total Termination Payments	$166,752

Paul K. Voigt
Severance Payment	$150,000
Benefits Continuation	$16,752
Total Termination Payments	$166,752

Joseph A. Ferraro
Severance Payment	$150,000
Benefits Continuation	$16,752
Total Termination Payments	$166,752

Andrew G. Backman
Severance Payment	$150,000
Benefits Continuation	$16,752
Total Termination Payments	$166,752

Paul L. Robinson
Severance Payment	$—
Benefits Continuation	$—
Total Termination Payments	$—

(1)
The employment agreements of the named executive officers (described on pages 31-34) provide that the named executives (other than Mr. Backman) will receive the severance set forth in the Company’s Severance Guidelines upon a termination by the Company without cause or by the Executive for good reason. The Company’s Severance Guidelines provide that such termination, (i) the CEO shall receive twelve months of annual base salary plus twelve months of COBRA premiums, if eligible, (ii) the Chief Operating Officer, Chief Financial Officer, Chief Legal Officer and Senior Managing Director of Investments each shall receive six months of annual base salary plus six months of COBRA premiums, if eligible. Mr. Backman's employment agreement provides that he will receive at least six months annual base salary plus six months of COBRA premiums, if eligible. The severance amounts are paid in a lump sum. The Executives' employment agreements include restrictive covenants, which are described above on pages 31-34.

Treatment of Equity Awards of Our Named Executive Officers Upon Termination
Pursuant to the named executive officers’ employment agreements, the Amended 2014 Plan, the 2014 Omnibus Plan and the award agreements thereunder, named executive officers are generally not entitled to receive accelerated vesting of any unvested RSAs, RSUs and stock options by reason of the named executive officer’s termination of his employment with the Company, except as provided below:
• Awards granted under the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will accelerate upon involuntary termination if within two years of Change in Control if the award is a replacement award (as such terms are defined in the Amended 2014 Plan).
•Unvested RSAs, RSUs and stock options granted under the 2014 Omnibus Plan are forfeited upon termination of a grantee’s service with the Company, except that in the event the grantee is terminated for Cause (as defined in the 2014 Omnibus Plan); and
•Vested options issued under any of the plans generally remain exercisable for a period of time following termination, the extent of which depends on the reason for the termination, except that vested and unexercised awards granted under the Management Compensation Plan are cancelled upon a termination of employment for Cause (as defined in the Management Compensation Plan).
Treatment of Unvested Equity Awards of Our Named Executive Officers Upon a Change of Control or Similar Transaction
•Outstanding equity awards granted under the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Amended 2014 Plan) if a “replacement award” (as defined in the Amended 2014 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant's employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.
•Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to common stock subject to such awards.
Pursuant to the terms of Mr. Falcone’s Options, any unvested portions of the Options are accelerated upon the occurrence of a Fundamental Change Transaction (as defined in the Options to include, among other transactions, any sale or other disposition of all or substantially all of the Company’s assets or the acquisition of a majority of the voting power of its capital stock by certain third parties). Mr. Falcone's 2016 Premium Options, on the other hand, will not automatically accelerate upon a change of control.
The following chart sets forth the estimated incremental benefits which our named executive officers would have received if the unvested RSAs, RSUs and options held by them as of December 31, 2017 had become fully vested as a result of the occurrence of (i) a Change in Control, for purposes of the 2014 Omnibus Plan, (ii) termination of service without Cause or for Good Reason within two years of a change of control for purposes of the Management Compensation Plan, (iii) a Fundamental Change Transaction for purposes of Mr. Falcone’s Options, in each case, on December 31, 2017, and (iv) an involuntary termination within two years of a Change in Control, for purposes of the Amended 2014 Plan. The estimated amount of benefits was calculated by multiplying the closing price on December 29, 2017 of HC2’s common stock of $5.95 on the NYSE by (i) with respect to RSAs and RSUs, the number of unvested RSAs and RSUs held by the applicable named executive officer, and (ii) with respect to options, the number of unvested options held by the applicable named executive officer, and subtracting the aggregate exercise prices with respect to such options.

Named Executive Officer	Accelerated Vesting of RSA's and Options Under Amended 2014 Plan ($)(1)	Accelerated Vesting of Mr. Falcone's Options ($)(2)	Total Estimated Benefits ($)
Philip A. Falcone	2,347,624	—	2,347,624
Michael J. Sena	436,371	—	436,371
Paul K. Voigt	1,230,713	—	1,230,713
Joseph A. Ferraro	591,454	—	591,454
Andrew G. Backman	192,732	—	192,732
Paul L. Robinson	—	—	—

(1)	Assumes that the Board exercised its discretion under the Amended 2014 Plan to accelerate the vesting of all unvested RSAs and options in connection with the change of control.

(2)
Assumes the occurrence of a Fundamental Change Transaction as of December 31, 2017. Note that, as of December 29, 2017 the exercise price of Mr. Falcone's options was greater than the market price of the Company's common stock. Therefore the accelerated vesting value of options is $0.

PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees.
As of December 31, 2017, the date we selected for purposes of choosing the median employee, our global employee population consisted of approximately 4,366 individuals (not including our Chief Executive Officer), with 73% of these individuals located in the U.S. This population included all full- and part-time employees of ours and our consolidated subsidiaries.
To identify the median employee, we reviewed 2017 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees included in our employee population and converted such amounts to U.S. dollars.
Once we identified the median employee, we calculated all of the elements of such employee’s compensation for fiscal year 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $23,116. Our Chief Executive Officer’s annual total compensation for fiscal year 2017 was $8,141,699, as disclosed in the Summary Compensation Table appearing on page 25. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 352 to 1.
Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.
Supplemental Disclosure - Pay Ratio Based on “Realized Pay”
We are providing the below supplemental ratio for the purpose of giving additional context to the above pay ratio to take into account the compensation profile of our Chief Executive Officer and our overall employee workforce.
We believe our Chief Executive Officer’s compensation profile is unique in that he has historically opted not to receive a base salary. As a result, the majority of our Chief Executive Officer’s compensation consists of other forms of compensation, namely options to purchase shares of the Company’s common stock and restricted stock awards.
The pay ratio required to be provided above reflects a calculation of annual total compensation that is based on SEC rules and guidance but is not necessarily reflective of compensation actually realized by our Chief Executive Officer during fiscal year 2017. This is because the “Total” compensation shown in the Summary Compensation Table includes the full grant date accounting value of stock options and restricted stock awards granted during 2017, as well as the value of cash incentive awards earned in respect of 2017 performance, even though the actual compensation underlying those awards may not be realized by our Chief Executive Officer for a number of years following 2017. If we adjust the annual total compensation calculated above for our Chief Executive Officer to instead reflect only compensation realized by him during fiscal year 2017, the resulting ratio would be an estimated 67 to 1. This supplemental ratio uses the same annual total compensation for the median employee as described above because this amount represents the compensation realized by the median employee during fiscal year 2017. However, for purposes of determining the compensation for our Chief Executive Officer, this supplemental ratio only includes compensation that he realized in fiscal year 2017, which includes the value of stock awards vested and stock options exercised during 2017, as well as the portions of any cash incentive awards actually paid to him during 2017.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2017 with the Company’s management, and also has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 regarding "Communications with Audit Committees." The Audit Committee received both the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP the independence of BDO USA, LLP from the Company.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 14, 2018.
Submitted by the Audit Committee,
Warren H. Gfeller (Chairman)
Lee S. Hillman
Robert V. Leffler, Jr.

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

(PROPOSAL 2)
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related rules of the SEC (including Section 14A of the Exchange Act) enables stockholders to approve, on an advisory basis, a resolution on our executive compensation, as disclosed in this Proxy Statement. We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “Say on Pay” vote. Under these same rules, we are required to give stockholders the opportunity to express their views as to how frequently we should conduct a Say on Pay vote (commonly known as the “Say When on Pay” vote). Our last Say When on Pay vote was held at the 2013 Annual Meeting, at which time our stockholders expressed the view that our Say on Pay votes should be held on an annual basis. Though the results of Say When on Pay votes are non-binding, as a result of this Say When on Pay vote, we have conducted Say on Pay votes every year since the 2013 Annual Meeting. Unless and until the Board determines otherwise, the next Say When on Pay vote will occur at the 2019 Annual Meeting, since this vote is required to be held every six years.
In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis” section beginning on page 16 of this Proxy Statement. As described in that section, we believe that our compensation program has been appropriately designed to meet its objectives. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our stockholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 2:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to HC2’s named executive officers as disclosed in the Proxy Statement for our 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Board Recommendation
The Board unanimously recommends a vote “FOR” the non-binding approval of our executive compensation.

APPROVAL OF HC2 HOLDINGS, INC.
SECOND AMENDED AND RESTATED 2014 OMNIBUS EQUITY AWARD PLAN

(PROPOSAL 3)

At the 2017 Annual Meeting, stockholders approved the HC2 Holdings, Inc. Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan”). At the 2018 Annual Meeting, stockholders will be asked to approve a Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second A&R 2014 Plan”) with a share reserve of 3,500,000, which was adopted, subject to stockholder approval, by our Board on April 20, 2018. Our continuing ability to offer equity incentive awards under an equity incentive plan is critical to our ability to attract, motivate and retain qualified personnel. A copy of the Second A&R 2014 Plan is attached as Exhibit A to this Proxy Statement.
If stockholders approve this proposal, the Second A&R 2014 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Second A&R 2014 Plan will not take effect, and the Amended 2014 Plan will continue to be administered in its current form until such time as the shares available for issuance thereunder have been depleted (or its expiration, whichever occurs first). Following the termination or expiration of the Amended 2014 Plan, we will be unavailable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating and retaining talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.
Shares Available for Future Awards
As of April 17, 2018:
There were 45,009,025 shares issued and 44,564,371 shares outstanding.
There were a total of 6,967,218 stock options outstanding, with an average exercise price of $6.58 and an average remaining term of 6.82 years.
There were a total of 1,570,859 restricted stock awards outstanding and no performance-based restricted stock awards.
There were a total of 343,034 shares available for future award under our current Amended 2014 Plan.
Reasons Why You Should Vote in Favor of the Approval of the Second A&R 2014 Plan
Our Board recommends a vote for the approval of the Second A&R 2014 Plan because it believes the plan is in the best interests of the Company and its stockholders for the following reasons:

(a)	Governance best practices.
Our Board and Compensation Committee believe the Second A&R 2014 Plan contains several features that are consistent with the interests of our stockholders and reflect sound corporate governance practices.
Minimum Vesting Requirement. Subject to certain exceptions provided for under the Second A&R 2014 Plan, awards granted under the Second A&R 2014 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date the award is made.
Double-Trigger Vesting. The Second A&R 2014 Plan contains a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the Second A&R 2014 Plan and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change in control.
Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The Second A&R 2014 Plan prohibits the current payment of dividends or dividend equivalents with respect to awards until the vesting conditions applicable to the underlying award have been satisfied.

Prohibition on the Repricing of Options and SARs. The Second A&R 2014 Plan prohibits the repricing of outstanding stock options or stock appreciation rights (“SARs”) without stockholder approval (outside of certain corporate transactions or adjustment events described in the Second A&R 2014 Plan).
No Liberal Recycling Provisions. The Second A&R 2014 Plan provides that only shares with respect to awards granted under the Second A&R 2014 Plan that expire or are forfeited or canceled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.
No “evergreen” provision. The number of shares of our common stock available for issuance under the Second A&R 2014 Plan is fixed and will not adjust based upon the number of shares outstanding, except that such amount may be adjusted in connection with certain changes in the Company’s capitalization, as discussed under “Summary of the Second A&R 2014 Plan Features-Change in Capitalization.” We currently expect the number of shares authorized for issuance under the Second A&R 2014 Plan will be sufficient to provide for future awards for approximately one year, at which time we expect to ask our stockholders to approve an additional share authorization.
Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The Second A&R 2014 Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

(b)	Will not be excessively dilutive to our stockholders.
When determining the number of additional shares authorized for issuance under the Second A&R 2014 Plan, the Board of Directors and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate” and “overhang.” Our Compensation Committee has worked with an independent compensation consultant in the past to design an equity award program to reduce dilution to stockholders and tie compensation to performance.
Burn Rate. As noted above, we expect our burn rate to normalize under the proposed Second A&R 2014 Plan, as our increased burn rate during 2015 was largely a result of Mr. Falcone’s anti-dilution protection and our increased burn rate during 2017 was largely due to the acquisition of DTV America Corporation (the “DTV Acquisition”).
In April 2016, the Compensation Committee requested and Mr. Falcone agreed to waive and cancel the historical anti-dilution protection provision contained in his stock option awards granted pursuant to the Falcone Employment Agreement for all future awards. The anti-dilution protection provision that was canceled had provided for the issuance of additional stock options to Mr. Falcone if the Company issued any common stock, as well as warrants, options or convertible securities entitling the holder of such instruments to subscribe for, purchase or otherwise acquire shares of the Company’s capital stock if certain conditions were met. The Compensation Committee’s request was based, in part, on feedback the Company received from significant stakeholders and was intended to better align Mr. Falcone’s compensation, performance and interests with those of the Company’s stockholders.
In connection with the DTV Acquisition, we issued restricted stock units with respect to 686,275 shares under the Amended 2014 Plan to certain executives of DTV as consideration to serve as vice presidents of the Company and ensure their interests are aligned with our stockholders. It is expected that in future years the executives’ bonuses will be aligned with similarly situated Company employees.
Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants. Over the past three years, our burn rate was 15%, 5% and 5% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017, respectively).
Over the past three years, our average annual dilution was 13%, 5% and 5% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017, respectively). “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year.

Overhang Rate. Over the past three years, our “overhang rate” was 32%, 20% and 6% (for the years ended December 31, 2015, December 31, 2016 and December 31, 2017). Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the Second A&R 2014 Plan is approved by our stockholders, our overhang rate would be 13.18%, based on the weighted average number of shares of common stock outstanding for fiscal year 2017.
Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the Second A&R 2014 Plan is 3,500,000 shares, plus any shares granted under the current Amended 2014 Plan and the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “2014 Omnibus Plan”) that again become available for awards under the terms of the Amended 2014 Plan or the 2014 Omnibus Plan, as applicable, plus any shares granted under the Second A&R 2014 Plan that again become available for awards under the Second A&R 2014 Plan in accordance with the terms of the Second A&R 2014 Plan, subject to the individual limitations described below. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the Second A&R 2014 Plan.
(c)    Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the Second A&R 2014 Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with an incentive plan that provides incentives directly related to increases in the value of the Company.
(d)    Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the Second A&R 2014 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.
(e)    Stock ownership guidelines. The Company’s directors are subject to stock ownership guidelines, as described in the section of the Compensation Discussion and Analysis entitled “Stock Ownership Guidelines.”
(f)    No tax gross-ups. No participant will be entitled under the Second A&R 2014 Plan to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), that may be incurred in connection with awards under the Second A&R 2014 Plan.
Summary of the Second A&R 2014 Plan Features
The following summary of the material features of the Second A&R 2014 Plan is qualified in its entirety by reference to the complete text of the Second A&R 2014 Plan.
Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the Second A&R 2014 Plan. The Compensation Committee will have the authority to determine the terms and conditions of any awards granted under the Second A&R 2014 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Second A&R 2014 Plan. The Compensation Committee will have full discretion to administer and interpret the Second A&R 2014 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law, including Section 162(m) of the Code and the Treasury Regulations promulgated thereunder and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. Any employees, directors, officers or consultants (including prospective employees, directors, officers or consultants) of the Company or of its subsidiaries or their respective affiliates will be eligible for awards under the Second A&R 2014 Plan. The Compensation Committee has the authority to determine who will be granted an award under the Second A&R 2014 Plan. Currently, there are approximately 3,358 individuals whom we believe would be eligible to participate in the Second A&R 2014 Plan, subject to any necessary approvals by the Compensation Committee, consisting of employees, consultants, and non-employee directors who are members of the Board. Such awards may be issued in order to attract, motivate and retain high quality employees, directors and consultants. Additional employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.”

Number of Shares Authorized. Subject to adjustment as provided in Section 12 of the Plan, the aggregate number of shares of common stock with respect to which awards may be granted from time to time under the Second A&R 2014 Plan cannot exceed, at any time, the sum of (A) 3,500,000 shares of common stock, plus (B) any shares of common stock granted under the Amended 2014 Plan or the 2014 Omnibus Plan, as applicable, that again become available for awards under the Amended 2014 Plan or the 2014 Omnibus Plan, as applicable, in accordance with the terms and conditions of the Amended 2014 Plan or the 2014 Omnibus Plan, as applicable, plus (C) any shares of common stock that again become available for awards under the Second A&R 2014 Plan in accordance with the terms of the Second A&R 2014 Plan. Subject in each instance to adjustment as provided in Second A&R 2014 Plan, the maximum number of shares of common stock with respect to which options and SARs may be granted to any single participant in any fiscal year is 3,500,000, the maximum number of shares of common stock which may be paid to a participant in connection with the settlement of any award(s) designated as “performance compensation awards” in respect of a single calendar year (including, without limitation, as a portion of the applicable performance period) is 3,153,500, the maximum amount that can be paid to any individual participant for a single calendar year (including, without limitation, as a portion of the applicable performance period) pursuant to a performance compensation award denominated in cash described in the Plan is $10,000,000. The maximum number of shares of common stock with respect to which awards (including, without limitation, options and SARs) may be granted to any single non-employee member of the Board in any fiscal year is 300,000 shares of common stock, and the maximum number of shares of common stock with respect to which incentive stock options may be granted under the Second A&R 2014 Plan is 3,153,500.
Shares of our common stock subject to awards (including shares surrendered or tendered to the Company (either directly or by means of attestation) in payment of the exercise price of an award or any taxes required to be withheld in respect of an award) are generally unavailable for future grant; provided, further, that in no event will such shares increase the number of shares of common stock that may be delivered pursuant to incentive stock options granted under the Second A&R 2014 Plan. However, if and to the extent an award under the Second A&R 2014 Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the participant having received any benefit therefrom, the shares covered by such award shall again become available for other awards under the Second A&R 2014 Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Second A&R 2014 Plan, the number of shares covered by awards then outstanding under the Second A&R 2014 Plan, the limitations on awards under the Second A&R 2014 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.
Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a dividend (other than a regular cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable in accordance with the terms of the Second A&R 2014 Plan.
Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the Second A&R 2014 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).
Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Second A&R 2014 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the Second A&R 2014 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Second A&R 2014 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the Second A&R 2014 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Second A&R 2014 Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of common stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or, in the discretion of the Compensation Committee, shares of common stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation: (i) if there is a public market for the shares of common stock at such time, by means of a broker-assisted cashless exercise mechanism or (ii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes.
Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the Second A&R 2014 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. SARs granted in tandem with or in addition to an award may be granted either before, at the same time as the award or at a later time. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of common stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.
Restricted Stock. The Compensation Committee will be authorized to award shares of restricted stock under the Second A&R 2014 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period.
Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units may be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of common stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of common stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee. Any such dividend equivalents will be subject to the same vesting conditions as the underlying restricted stock units to which such dividend equivalent relates, and any such accumulated dividend equivalents (and interest thereon, if applicable) shall only be payable to the extent that, and at the same time that, the underlying restricted stock units are settled.
Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Performance Compensation Awards. The Compensation Committee may grant any award under the Second A&R 2014 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” The Compensation Committee will establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•
gross or net operating margins, productivity ratios, share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; margins; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•
objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices.
Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period permitted under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the applicable performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.
The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary, unusual or nonrecurring items and/or in management’s affecting the Company, any affiliate, or the financial statements of the Company; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; or (x) a change in the Company’s fiscal year.
Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (i) the Performance Goals for such period are achieved; and (ii) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the Second A&R 2014 Plan) to such Performance Goals.
Effect of Change in Control. Unless otherwise determined by the Compensation Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a “replacement award” (as defined in the Second A&R 2014 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant's employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.
Unless otherwise provided in the Second A&R 2014 Plan or an award agreement, to the extent any plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a change in control or termination of employment or service, but disregarding any future service or performance requirements.
Nontransferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.
Clawback/Forfeiture. An award agreement may provide that the Compensation Committee may in its sole discretion cancel the applicable award if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate. The Committee may also provide in an award agreement that if the participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting, exercise or settlement of such award, and must repay the gain to the Company.
Amendment. The Second A&R 2014 Plan will have a term of ten years from the date of its approval by the Board. Our Board may amend, suspend or terminate the Second A&R 2014 Plan at any time; however, stockholder approval to amend the Second A&R 2014 Plan may be necessary if certain laws or applicable stock exchange rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.
The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the Second A&R 2014 Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Second A&R 2014 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations, and does not describe federal taxes other than income taxes. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. The following is not to be considered tax advice to any persons who may be participants in the Second A&R 2014 Plan, and any such persons are advised to consult with their own tax counsel.
Stock Options. The Second A&R 2014 Plan authorizes the Compensation Committee to grant both options that are “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code (also referred to as incentive stock options), and options that are “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Holders of incentive stock options generally will not incur federal income tax liability at the time of grant or upon exercise of qualified incentive stock options, provided that they meet certain employment criteria and satisfy holding period requirements. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. For treatment of an option as an incentive stock option, shares of common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. If the holder satisfies the holding period requirements, the difference between the exercise price and the amount realized upon a subsequent disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If a holder disposes of such shares without meeting the holding period requirements, the participant generally will realize taxable income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
No income will be realized by a participant upon grant of a non-qualified option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.
SARs. No income will be realized by a participant upon grant of a SAR. Upon settlement of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.
Restricted Stock. A participant will not be subject to tax at ordinary income rates upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The Company generally will be able to deduct a share-based award, in the same amount and in the same tax year as it is recognized by the participant, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.
Restricted Stock Units. A participant will not be subject to tax at ordinary income rates upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award (less any amount paid by the participant for such restricted stock unit(s)). The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those sections.
Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.
Section 162(m). Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Prior to the enactment of the Tax Cuts and Jobs Act (the “TCJA”) on December 22, 2017, awards that qualified as “performance-based compensation” were exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. This exception was eliminated by the TCJA. However, pending further guidance, this exception may still be available under state law allowing us to claim the full state deduction otherwise allowed for such compensation. In addition, the TCJA includes a transition rule under which the change described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.  To the extent applicable to our existing contracts and awards, our Compensation Committee may avail itself of this transition rule.
Section 409A. To the extent applicable, it is intended that the Second A&R 2014 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Second A&R 2014 Plan and any grants made thereunder will be administered in a manner consistent with this intent.

New Plan Benefits
The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to employees under the Second A&R 2014 Plan, subject to its terms. On March 15, 2018, the Compensation Committee approved the grant of 197,249 shares of restricted stock, with a grant date of March 16, 2018, under the Amended 2014 Plan (the “March 16 RSAs”), the grant of stock options to purchase 602,476 shares of the Company (the “March 16 Options”), and the grant of restricted stock units with respect to 1,681,101 shares of the Company (the “March 16 RSUs”). The March 16 Options and the March 16 RSUs were authorized to be granted under the Second A&R 2014 Plan, contingent on stockholder approval of this Proposal 3, as there are insufficient shares available under the Amended 2014 Plan to settle these grants. Accordingly, if our stockholders do not approve this Proposal 3, the March 16 RSAs will be unaffected, but the March 16 RSUs and March 16 Options will be forfeited. Other than as set forth in this paragraph and in the table below, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the Second A&R 2014 Plan are not determinable at this time.
Second Amended and Restated Omnibus Equity Award Plan

The table below sets forth the benefits or amounts that we expect to provide to the parties set forth below if the Second A&R 2014 Plan is approved by our stockholders at the 2018 Annual Meeting.

Name & Position	Aggregate Number of Stock Options Granted (#)(1)	Average Per Share Exercise Price of Options ($)	Aggregate Number of Shares Subject to Stock Awards (#)(2)	Dollar Value of Shares Subject to Stock Awards ($)(3)
Philip A Falcone	425,276	$5.45	1,134,852	6,184,943
Michael J. Sena	70,880	$5.45	189,142	1,030,824
Paul K. Voigt	106,320	$5.45	283,712	1,546,230
Joseph A. Ferraro	—	—	73,395	400,003
Andrew Backman	—	—	—	—
Paul Robinson	—	—	—	—
Executive Officers	—	—	—	—
Non-Employee Directors	—	—	—	—
Non-Executive Officer Employees	—	—	—	—

(1)	All options were granted contingent on stockholder approval of this Proposal 3.

(2)	All the March 16 RSUs were granted contingent on stockholder approval of this Proposal 3.

(3)	Based on $5.45 per share, the closing price of a share on the NYSE on March 16, 2018.

Our executive officers have a financial interest in this proposal because the Compensation Committee has selected one or more of our executive officers as eligible to receive grants under the Second A&R 2014 Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017 and March 16, 2018, respectively.

Plan Category	Number of Securities Issued or to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding Securities Reflected in column (a))(1)
December 31, 2017
Equity compensation plans approved by security holders	3,929,955			674,412
Equity compensation plans not approved by security holders (2)	3,059,901
Total	6,989,856	$6.57	(3)

March 16, 2018
Equity compensation plans approved by security holders	3,907,317			343,034
Equity compensation plans not approved by security holders (2)	3,059,901
Total	6,967,218	$6.58	(3)

(1)
These amounts represent shares under the Company’s Amended 2014 Plan and the 2014 Omnibus Plan. Pursuant to the Amended 2014 Plan and the 2014 Omnibus Plan, no further awards may be granted under the Management Compensation Plan.

(2)
These amounts represent shares under Mr. Falcone’s Options. See “Compensation Discussion and Analysis-Elements of Compensation-Initial Long-Term Equity Grants-Option Agreements with Philip A. Falcone” above for a description of the Options granted to Mr. Falcone.

(3)
Represents the weighted-average exercise price of stock options outstanding under the Amended 2014 Plan and the 2014 Omnibus Plan, the Philip Falcone Option Agreement and the Management Compensation Plan.

Vote Required

The favorable vote of a majority of the votes cast by stockholders will constitute the approval of the Second A&R 2014 Plan. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will be treated as votes "AGAINST" this proposal.

Board Recommendation
The Board unanimously recommends a vote “FOR” approval of the Second Amended and Restated 2014 Omnibus Equity Award Plan.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The Board recommends that stockholders ratify the appointment of BDO USA, LLP (“BDO”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2018. The appointment of BDO was recommended to the Board by its Audit Committee. BDO served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2017.
Representatives of BDO will be present at the 2018 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.
The affirmative vote of a majority of the votes cast by holders of HC2’s common stock and Preferred Stock, voting as a single class and with the Preferred Stock voting on an as-converted basis is required to ratify the appointment of BDO.
We engaged BDO as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. The decision to engage BDO for those years was approved by our Audit Committee. In considering the nature of the services provided by BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as the American Institute of Certified Public Accountants. The Audit Committee has selected BDO to conduct the audit of our financial statements for the fiscal year ending December 31, 2018.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees paid by us to BDO and its affiliates in 2017 and 2016 (in thousands):

	2017	2016
Audit Fees (1)	$3,853	$3,729
Audit-Related Fees	—	—
Tax Fees (2)	35	23
All Other Fees	—	—
Total	$3,888	$3,752

(1)
Fees for audit services include audit of financial statements and audit of internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley, reviews of quarterly financial statements and other matters related to SEC filings and capital market activities. Also included are statutory audit fees paid by our subsidiaries.

(2)	Fees for tax services include earnings, profit and dividends analysis, Section 162(m) analysis, and state and local tax studies.
Pre-Approval Policy

The services performed by BDO in 2017 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform.
On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.

Services provided by the independent registered public accounting firm during 2017 and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Board Recommendation
The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.

CERTAIN RELATIONSHIPS
Policies and Procedures for Related Person Transactions
In accordance with our Guidelines, the Board shall evaluate and approve, ratify or disapprove, in consultation with the Audit Committee or another committee designated by the Board for such purpose, any related person transaction, based on whether such transaction presents inappropriate conflicts of interest, impairs the “independence” of any related person (as defined in Item 404 of Regulation S-K) and/or is fair to the Company.
Pursuant to the Audit Committee’s Charter, the Audit Committee has the authority to establish and implement policies and procedures for the Audit Committee’s review and approval or disapproval of proposed transactions, arrangements or relationships with respect to which executive officers, directors or holders of more than 5% of any class of the Company’s outstanding stock or members of their immediate families have a direct or indirect material interest (“Related Party Transactions”). The Audit Committee has adopted written procedures to evaluate and approve the terms and conditions of Related Party Transactions (the “Procedures”). The Procedures provide, among other things, that at each of the Audit Committee’s meetings, and in no event less than on a quarterly basis, the Audit Committee will be provided with the details of each existing or proposed Related Party Transaction that it has not previously approved, ratified or disapproved.
In determining whether to approve a Related Party Transaction, the Procedures provide that the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction: (i) whether the terms of the Related Party Transaction are fair to the Company and on terms at least as favorable to the Company as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of the Company, (ii) whether there are demonstrable business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of a director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director, executive officer or employee of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee or the Chairman of the Audit Committee deems relevant. The Procedures further provide that in the event that the Company becomes aware of a Related Party Transaction that was not approved by the Audit Committee prior to consummation, such transaction shall be reviewed and ratified as promptly as reasonably practicable.
Transactions with Related Persons
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of one or more classes of our outstanding stock.
Indemnification Agreements with Directors and Executive Officers
The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Registration Rights
In connection with the issuance of HC2’s Preferred Stock, we granted the holders thereof certain registration rights with respect to the common stock underlying the Preferred Stock. Pursuant to the Second Amended and Restated Registration Rights Agreement, dated as of January 5, 2015, by and among the Company, the initial holders of the Series A Preferred Stock, the initial holders of the Series A-1 Preferred Stock and the purchasers of the Series A-2 Preferred Stock (the “Registration Rights Agreement”), the parties also agreed that each of Philip A. Falcone, HC2’s Chairman, President and Chief Executive Officer, and HRG, a beneficial owner of more than 5% of a class of HC2’s voting stock, may become parties to the Registration Rights Agreement at their election, and as a result would be afforded the same registration rights as the purchasers of the Preferred Stock.
Pursuant to the Registration Rights Agreement, the Company is obligated to, at any time upon request from a holder of registrable securities after January 5, 2015, file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), within thirty days after the date of such request for the benefit of the holders of the registrable securities. Alternatively, the Company has also agreed to, within thirty days after receiving a request from a holder of registrable securities (provided, that the Company is, at the time of receipt of such request, eligible to use a registration statement on Form S-3 under the Securities Act for secondary offerings of the registrable securities) use reasonable best efforts to cause such a registration statement to be filed and to maintain the effectiveness of such shelf registration statement for the benefit of the holders of the registrable securities. In the event of a registered offering by the Company of its common stock, holders of the registrable securities have the right to require the Company to include registrable securities held by them in such offering, subject to certain limitations, including as determined by any underwriters for the transaction. Subject to certain limitations, the Company will bear the expenses incurred in connection with registrations under the Registration Rights Agreement and will indemnify the holders of registrable securities and any underwriters against certain liabilities, including liabilities under the Securities Act.
Preferred Stock Issuances
On May 29, 2014, HC2 issued 30,000 shares of Series A Preferred Stock and 1,500,000 shares of common stock to affiliates of Hudson Bay Capital Absolute Return Credit Opportunities Master Fund, Ltd., Benefit Street Partners L.L.C. and DG Capital Management, LLC at a price of $1,000 per share and $4.00 per share with respect to the Series A Preferred Stock and common stock, respectively, with a conversion price of $4.25 per share of common stock. On September 22, 2014, HC2 issued 11,000 shares of Series A-1 Preferred Stock to affiliates of DG Capital Management, LLC and Luxor Capital Partners, LP at a price of $1,000 per share. Each share of Series A-1 Preferred Stock was initially convertible into common stock at a conversion price of $4.25. On January 5, 2015, HC2 issued 14,000 shares of Series A-2 Preferred Stock to affiliates of Caspian Capital LP and Long Ball Partners, LLC at a price of $1,000 per share. Each share of Series A-2 Preferred Stock was initially convertible into common stock at a conversion price of $8.25. The conversion prices for the Preferred Stock are subject to adjustments for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, mergers, recapitalizations and similar events. The Preferred Stock accrues a cumulative quarterly cash dividend at an annualized rate of 7.5%. The accrued value of the Preferred Stock accretes quarterly at an annualized rate of 4% that will be reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value. The terms of the Preferred Stock are more fully set forth in securities purchase agreements entered into between HC2 and the purchasers of the Preferred Stock, as well as the certificates of designation governing the Preferred Stock. The Company also granted the purchasers of the Preferred Stock certain registration rights, as discussed above under “Registration Rights.”
Certificates of amendment related to the Company’s Series A Preferred Stock and the Company’s Series A-1 Stock that were attached as exhibits to the Company’s Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2014 and January 9, 2015 (collectively, the “Prior Amendments”), did not become effective because they were filed without proper authorization of the stockholders of the Company. The Series A Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock are collectively referred to as the “Convertible Preferred Stock.” On August 5, 2015, pursuant to that certain consent, waiver and amendment agreement, between the Company and the holders of the Convertible Preferred Stock, the holders of the Series A Preferred Stock agreed to release all claims against the Company relating to the ineffectiveness of the Prior Amendments, including the fact that the conversion price of the Series A Preferred Stock remains at $4.25. The release of claims was granted as payment in full of the purchase price of $5.0 million aggregate principal amount of the Company’s 11.000% Senior Secured Notes due 2019 (the “Notes”) issued to the holders of the Series A Preferred Stock. An amendment to the certificate of designation governing the Series A-1 Preferred Stock to reflect the issuance of the Series A-2 Preferred Stock as a class of preferred stock which ranks at parity with the Series A-1 Preferred Stock, to make certain changes to conform the terms of the Series A-1 Preferred Stock to those of the Series A-2 Preferred Stock and certain other administrative changes to the Series A-1 certificate of designation was approved by the stockholders of the Company at the Company’s 2016 Annual Meeting and adopted by the Company on June 24, 2016. Similar amendments to the certificates of designation for the Series A Preferred Stock and the Series A-2 Preferred Stock were not adopted by the stockholders of the Company.
The Notes were issued pursuant to an indenture, dated as of November 20, 2014 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, a national banking association, as trustee. The Company previously issued $300 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Existing Notes”) pursuant to the Indenture in connection with two prior offerings. The Notes constitute part of a single class of securities with the Existing Notes and have the same terms as the Existing Notes, other than issue date. The issue price of the Notes was 100.0% of par, plus accrued interest from June 1, 2015. The purchasers paid for the Notes by granting the release of claims as described above. The Notes will mature on December 1, 2019. The other terms and conditions of the Existing Notes, and therefore the Notes, are described in Note 9 to the Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015. Please also see the Indenture governing the Notes and the Existing Notes, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2014.
On August 5, 2015, the Company filed certificates of correction for each series of the Convertible Preferred Stock with the Secretary of State of the State of Delaware implementing certain ministerial changes to the corresponding certificates of designation and declaring the Prior Amendments null and void (the “Certificates of Correction”). The filing of the Certificates of Correction affected the holders of the Convertible Preferred Stock to the extent provided for in the Certificates of Correction.

At the time of the issuance of the Series A Preferred Stock and Series A-1 Preferred Stock, affiliates of DG Capital Management were beneficial owners of more than 5% of a class of HC2’s voting stock. The Preferred Stock issuances were the product of arms-length negotiations and approved by the Board.
On August 2, 2016, the Company entered into agreements with Luxor Capital Group, L.P., the investment manager of certain exchanging entities (“Luxor”), and Corrib Master Fund, Ltd. (“Corrib”), holders of the Company’s Series A Preferred Stock and Series A-1 Preferred Stock whereby Luxor and Corrib voluntarily converted the Convertible Preferred Stock they held into common stock of the Company pursuant to the terms of their respective certificates of designation and the Company issued to such holders additional shares of common stock of the Company as consideration for such voluntary conversions. As a result of such agreements, 9,000 shares of Series A Preferred Stock and 1,000 shares of Series A-1 Preferred Stock, respectively, were converted into common stock.
On October 7, 2016, the Company entered into an agreement with Hudson Bay Absolute Return Credit Opportunities Master Fund, LTD. (“Hudson”), a holder of the Company’s Series A Preferred Stock, whereby Hudson voluntarily converted all but one share of the Series A Preferred Stock it held into common stock of the Company pursuant to the terms of the Series A certificate of designation, and the Company issued to such holder in exchange for the remaining share of Series A Preferred Stock it held, additional shares of common stock of the Company as consideration for such voluntary conversion. As a result of such agreement, 12,500 shares of Series A Preferred Stock were converted into common stock.
On May 2, 2017, the Company entered into an agreement with DG Value Partners, LP (“DG Fund 1”) and DG Value Partners II Master Funds, LP (“DG Fund 2”, and together with DG Fund 1, “DG Partners”), holders of Series A Preferred Stock and Series A-1 Preferred Stock, whereby DG Partners voluntarily converted all of its Series A Preferred Stock and all but two of the shares of the Series A-1 Preferred Stock it holds into common stock of the Company pursuant to the terms of the Series A certificate of designation, and the Company issued to such holders in exchange for the remaining shares of Series A-1 Preferred Stock it held, additional shares of common stock of the Company as consideration for such voluntary conversion. As a result of such agreement, 2,308 shares of Series A Preferred Stock and 1,000 shares of Series A-1 Preferred Stock were converted into common stock.
As of December 31, 2017, there are no shares of Series A-1 Preferred Stock outstanding.
DBM Global Inc.
The Company and DBM Global Inc. (f/k/a Schuff International, Inc.) (“DBMG”) entered into a tax sharing agreement (the “Tax Sharing Agreement”) to have effect as of the first date that DBMG is eligible to be included in the Company’s U.S. federal consolidated income tax return. Under the terms of the Tax Sharing Agreement, to the extent DBMG’s taxable income is included in the Company’s federal and state consolidated income tax returns, DBMG shall pay to the Company its separately determined tax liability. If the Company’s tax liability is reduced by reason of the inclusion of Schuff in the Company’s consolidated income tax returns, the Company shall pay to DBMG the tax benefit that resulted from the inclusion of DBMG in the Company’s consolidated income tax returns. The Tax Sharing Agreement shall remain in effect so long as DBMG remains eligible to be included in a U.S. federal consolidated income tax return with the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of April 17, 2018, the Company had (i) 44,564,371 shares of its common stock outstanding, (ii) 12,500 shares of its Series A Preferred Stock outstanding, which are convertible into 2,981,150 shares of its common stock, and (iii) 14,000 shares of its Series A-2 Preferred Stock outstanding, which are convertible into 1,806,452 shares of its common stock.
Except as otherwise indicated, the following table sets forth, as of April 17, 2018, certain information as to the beneficial ownership of the Company’s common stock, Series A Preferred Stock and Series A-2 Preferred Stock, including shares of common stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of common stock options or warrants or conversion of the Preferred Stock, that are exercisable or convertible as of, and within 60 days from, April 17, 2018 within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of April 17, 2018, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers is c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Benefit Street Partners L.L.C. (4) and its affiliates and/or affiliated funds 9 West 57th Street, Suite 4700 New York, NY 10019	3,643,052	7.7%	12,500	100%	—	—	7.4%
Jefferies LLC (5) 520 Madison Ave New York, NY 10022	3,524,974	8.0%	—	—	—	—	7.1%
Mittleman Brothers, LLC and its affiliates and/or affiliated funds (6) 105 Maxess Road, Suite 207 Melville, NY 11747	3,407,730	7.7%	—	—	—	—	6.9%
American Financial Group, Inc. (7) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, OH 45202	3,027,393	6.8%	—	—	—	—	6.1%
Putnam Investments, LLC d/b/a Putnam Investments and its affiliates and/or affiliated funds (8) One Post Office Square Boston MA 02109	2,391,241	5.4%	—	—	—	—	4.8%
Caspian Capital LP and its affiliates and/or affiliated funds (9) 767 Fifth Avenue, 45th Fl. New York, NY 10153	1,290,323	2.8%	—	—	10,000	71.4%	2.6%
Long Ball Partners, LLC (9) 2000 Avenue of the Stars, 9 th Fl S. Los Angeles, CA 90067	516,129	1.2%	—	—	4,000	28.6%	1.0%

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock on a stand-alone basis (1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned (2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned (3)	Percentage of Series A-2 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Directors, Nominees, Named Executive Officers and Executive Officers and Directors as a group
Philip A. Falcone (10)	7,425,198	14.8%	—	—	—	—	15.0%
Michael J. Sena (11)	181,974	*	—	—	—	—	*
Paul K. Voigt (12)	723,145	1.6%	—	—	—	—	1.5%
Joseph A. Ferraro (13)	99,404	*	—	—	—	—	*
Andrew G. Backman	26,479	*	—	—	—	—	*
Warren H. Gfeller	30,160	*	—	—	—	—	*
Lee S. Hillman	25,160	*	—	—	—	—	*
Robert V. Leffler, Jr.	19,779	*	—	—	—	—	*
Wayne Barr, Jr. (14)	51,062	*	—	—	—	—	*
All executive officers and directors as a group (11 people) (15)	8,628,188	17.1%	—	—	—	—	17.4%

*	Less than 1% of the outstanding common stock.

(1)
Shares of common stock of which a person has the right to acquire beneficial ownership within 60 days from April 17, 2018 are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Each outstanding share of Series A Preferred Stock is presently convertible into approximately 238.49 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio. The percentage of beneficial ownership of Series A Preferred Stock beneficially owned is based on 12,500 shares of Series A Preferred Stock outstanding as of April 17, 2018.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 129.03 shares of common stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio. The percentage of beneficial ownership of Series A-2 Preferred Stock beneficially owned is based on 14,000 shares of Series A-2 Preferred Stock outstanding as of April 17, 2018.

(4)
Based on a Schedule 13D filed with the SEC on June 9, 2014, Amendment No.1 to Schedule 13D filed with the SEC on September 25, 2014 and Amendment No. 2 to Schedule 13D filed with the SEC on August 19, 2015, and Amendment No. 3 to the Schedule 13D filed with the SEC on October 31, 2016 by Benefit Street Partners L.L.C. (“BSP”), Providence Equity Capital Markets L.L.C. (“PECM”), Jonathan M. Nelson, Paul J. Salem, Glenn M. Creamer and Thomas J. Gahan. BSP is the investment manager of Providence Debt Fund III L.P., Providence Debt Fund III Master (Non-US) L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”). PECM is the investment manager of PECM Strategic Funding L.P. Messrs. Creamer, Gahan, Nelson and Salem collectively control each of BSP and PECM through their indirect ownership of membership interests of BSP and PECM. As a result, each of Messrs. Creamer, Gahan, Nelson and Salem and BSP may be deemed to share beneficial ownership of the shares of common stock beneficially held by the BSP Funds, and each of Messrs. Creamer, Gahan, Nelson and Salem and PECM may be deemed to share beneficial ownership of the shares of common stock beneficially held by PECM Strategic Funding L.P. Such Amendment No. 3 to Schedule 13D discloses that the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,781,237 shares of the Company’s common stock, which amount consists of 800,090 shares of the Company’s common stock and 2,981,147 shares of common stock that may be acquired upon conversion of 12,500 shares of Series A Preferred Stock.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,524,974 shares of the shares of the Company's common stock.

(6)
Based solely on a Schedule 13G filed with the SEC on July 19, 2017 and Amendment No. 1 to Schedule 13G filed with the SEC on January 31, 2018 by Mittleman Brothers, LLC, Master Control LLC, Mittleman Investment Management, LLC, Christopher P. Mittleman, David J. Mittleman and Philip C. Mittleman. According to the filings, MIM provides investment advices to institutional clients, high-net-worth individuals, and pooled investment vehicles (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, MIM may be deemed to be the beneficial owner of the shares of the Issuer's Common Stock held by such Managed Portfolios. The Managing Members of Mittleman Brothers are Christopher P. Mittleman, David J. Mittleman, and Philip C. Mittleman. Mittleman Brothers is the sole member of Master and Master is the sole member of MIM. Mittleman Brothers and Master may be deemed to beneficially own securities owned by MIM. As a result, Mittleman Brothers and Master may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that MIM may have with respect to the Issuer's Common Stock held by the Managed Portfolios. Christopher P. Mittleman is the Managing Partner and Chief Investment Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, David J. Mittleman is the Managing Partner and Chief Client Relationship Officer of MIM and may be deemed to beneficially own securities beneficially owned by MIM, Philip C. Mittleman is the Chief Executive Officer, President and Managing Partner of MIM and may be deemed to beneficially own securities beneficially owned by MIM. According to the filings, Mittleman Brothers LLC disclaims beneficial ownership of 469,715 shares owned by Philip C. Mittleman, but may otherwise be deemed to share voting power and dispositive power in respect of such shares.

(7)
Based solely on a Schedule 13G filed with the SEC on January 22, 2016 Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017 and Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2018 by American Financial Group, Inc., American Financial Group, Inc. has sole voting and dispositive power with respect to, and beneficially owns, 3,027,393 shares of common stock, which amount consists of 1,007,421 shares of common stock and warrants to purchase 2,019,972 shares of common stock.

(8)
Based solely on a Schedule 13G filed with the SEC on February 16, 2016, and Amendment No. 1 to Schedule 13G/A filed with the SEC on February 14, 2017, by Putnam Investments, LLC d/b/a Putnam Investments (“PI”), Putnam Investment Management, LLC (“PIM”), The Putnam Advisory Company, LLC (“PAC”) and Putnam Capital Spectrum Fund (“PCSF”) and Amendment No. 2 to Schedule 13G/A filed with the SEC on February 7, 2018, by PI, PIM, PAC and Putnam Equity Spectrum Fund (“PESF”). According to the Schedule 13G, PI wholly owns two registered investment advisers: (i) PIM, which is the investment adviser to the Putnam family of mutual funds and (ii) PAC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have sole dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by PIM, the mutual funds through their boards of trustees, have voting power. PAC has sole voting power over the shares held by its institutional clients. PESF beneficially owns 2,391,241 shares and has sole voting and dispositive power over such shares.

(9)
Based on that certain Securities Purchase Agreement, entered into by and among the Company, Mariner LDC, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Super Caspian Cayman Fund Limited, Caspian SC Holdings, L.P. and Long Ball Partners, LLC, dated January 5, 2015, pursuant to which such parties purchased the number of shares of Series A-2 Preferred Stock indicated.

(10)	Includes 5,524,324 vested stock options and 500,001 stock options that vest within 60 days of April 17, 2018.

(11)	Includes 16,532 vested stock options.

(12)	Includes 161,310 vested stock options.

(13)	Includes zero vested stock options.

(14)	Includes 4,466 vested stock options.

(15)	Includes 5,706,632 vested stock options, and 500,001 stock options that vest within 60 days of April 17, 2018.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers, directors and 10% stockholders are required under the Exchange Act to file with the SEC reports of ownership and changes in ownership in their holdings in our stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all filings required to be made by the Company’s Section 16(a) reporting persons during fiscal year 2017 were made on a timely basis, except that one Form 4 was not timely filed on behalf of Michael J. Sena, Chief Financial Officer, for the tax withholding of shares of common stock, due to an administrative error.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for notices of Internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice of Internet availability of proxy materials, proxy statement and annual report to those stockholders. Each stockholder will continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single Notice, or, if applicable, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate copy of the Notice or, if applicable, the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 to any stockholder at a shared address to which a single copy of any of those documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, please notify your broker or direct your request to the Corporate Secretary of the Company, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, or by phone at (212) 235-2696.
Stockholders who currently receive multiple copies of the proxy materials, proxy statement or annual report, as applicable, at their address and would like to request householding of their communications should contact their broker.
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Corporate Secretary of the Company at the Company’s principal executive offices, 450 Park Avenue, 30th Floor, New York, NY 10022 no later than January 3, 2019. In addition, all proposals will have to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. However, if the date of the 2019 Annual Meeting is changed by more than 30 days from the date of the 2018 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials.
Stockholder proposals not intended for inclusion in the Company's proxy statement for the 2019 Annual Meeting of Stockholders and that are a proper subject for stockholder action under the DGCL, as well as director nominations, may be presented directly at the 2019 Annual Meeting of Stockholders. The proxy holder listed on the proxy card will vote in accordance with his or her discretion on any such proposals or nominations.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the above requirements.

Copies of the Notice, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2018 Annual Meeting and to notice thereof at www.voteproxy.com. Such documents can also be found on the Company’s website at www.hc2.com under “Investor Relations-Proxy Materials.” Each person whose proxy is being solicited and who represents that, as of the record date for the 2018 Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2017, including our financial statements, free of charge, from us by sending a written request to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Exhibits will be provided upon written request.

EXHIBIT A
HC2 HOLDINGS, INC.
Second Amended and Restated 2014 Omnibus Equity Award Plan
1.    Purpose. The purpose of this Second Amended and Restated HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.
2.    Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan.
(c)“Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if deemed curable by the Committee, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if deemed curable by the Committee, is not cured within 10 days after notice thereof is provided to the Participant. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
(f)“Change in Control” shall mean:
(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;
(ii)the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election

Exhibit A-1

or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);
(iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(iv)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i)-(iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(h)“Committee” means the Compensation Committee of the Board, or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(i)“Common Stock” means the common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(j)“Company” means HC2 Holdings, Inc., a Delaware corporation, and any successor thereto.
(k)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(l)“Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group Inc., Global Opportunities Breakaway, Ltd., Phillip A. Falcone, and their or his respective Affiliates and subsidiaries or investment vehicles owned or controlled by Philip A. Falcone.
(m)“Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

Exhibit A-2

(n)“Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.
(o)“Effective Date” means the date the Plan is approved by the shareholders at the first Annual Meeting within twelve months following the date of its approval by the Board.
(p)“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.
(q)“Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (ii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(s)“Exercise Period” has the meaning given such term in Section 7(c) of the Plan.
(t)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(u)“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price (excluding any “after hours” trading) of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
(v)“Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided that no termination shall be deemed to be for Good Reason unless (1) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 30 days after the initial existence of the occurrence of such facts or circumstances, (2) to the extent curable, the Company has failed to cure such facts or circumstances within 30

Exhibit A-3

days following its receipt of such written notice, and (3) the effective date of the termination for Good Reason occurs no later than 90 days after the initial existence of the facts or circumstances constituting Good Reason.
(w)“Immediate Family Members” shall have the meaning set forth in Section 15(b).
(x)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(y)“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(z)“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.
(aa)    “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.
(bb)    “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.
(cc)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(dd)    “NYSE” means the New York Stock Exchange.
(ee)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option described in Section 7 of the Plan.
(ff)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
(gg)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
(hh)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
(ii)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
(jj)    “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.
(kk)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(ll)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
(mm)    “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

Exhibit A-4

(nn)    “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.
(oo)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.
(pp)    “Plan” means this HC2 Holdings, Inc. Second Amended and Restated 2014 Omnibus Equity Award Plan.
(qq)    “Prior Plans” shall mean the HC2 Holdings, Inc. Amended and Restated 2014 Omnibus Equity Award Plan and the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan.
(rr)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(ss)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(tt)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(uu)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(vv)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(ww)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(xx)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(yy)    “Substitute Award” has the meaning given such term in Section 5(e).
(zz)    “Sub Plans” has the meaning given such term in Section 1.
3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.    Administration.
(a)The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute

Exhibit A-5

Performance Compensation Awards; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting of or exercisability of, payment for or lapse of restrictions on, Awards; (x) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
(c)The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” (within the meaning of Section 162(m) of the Code). Any such delegation may be revoked by the Committee at any time.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.
(e)No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

Exhibit A-6

5.    Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.
(a)Subject to adjustment as provided in Section 12 of the Plan, the aggregate number of shares of Common Stock with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 3,500,000 shares of Common Stock, plus (B) any shares of Common Stock granted under the Prior Plans that again become available for Awards under the Prior Plans in accordance with the terms and conditions of the Prior Plans, plus (C) any shares of Common Stock that again become available for Awards under the Plan in accordance with Section 5(c). Subject in each instance to adjustment as provided in Section 12, the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any single Participant in any fiscal year shall be 3,500,000, the maximum number of shares of Common Stock which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single calendar year (including, without limitation, as a portion of the applicable Performance Period) shall be 3,153,500, the maximum amount that can be paid to any individual Participant for a single calendar year (including, without limitation, as a portion of the applicable Performance Period) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $10,000,000, the maximum number of shares of Common Stock with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single non-employee member of the Board in any fiscal year shall be 300,000 shares of Common Stock, and the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 3,153,500.
(b)Shares of Common Stock covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by shares of Common Stock relating to prior Awards that (in whole or in part) have expired or have been forfeited or canceled, and upon payment in cash of the benefit provided by any Award, any shares of Common Stock that were covered by such Award will be available for issue hereunder; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price or Strike Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, the gross number of such surrendered or tendered shares shall not become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.
(c)Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plans, provided that the Plan is approved by shareholders within twelve months following the Effective Date.
(d)Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, conversion of, or in substitution for, outstanding Awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan. Any

Exhibit A-7

conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.
6.    Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7.    Options.
(a)Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c)Exercise. Options shall become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, as may be determined by the Committee, not to exceed ten years from the Date of Grant (the “Exercise Period”); provided, that if the Exercise Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Exercise Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Exercise Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent; (ii) in the discretion of the Committee, by exchanging shares of Common Stock owned by the Participant, provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition

Exhibit A-8

of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.
(f)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.
8.    Stock Appreciation Rights.
(a)Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time.
(b)Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant) (the “Strike Price”). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)Vesting and Expiration. A SAR shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period as may be determined by the Committee, not to exceed ten years (the “SAR Period”). Notwithstanding the foregoing, if on the last day of the Exercise Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(d)Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.    Restricted Stock and Restricted Stock Units.
(a)Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of

Exhibit A-9

time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock; provided, that any dividends that may be payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.
(c)Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement, the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee.
(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one share of Common Stock. Restricted Stock Units shall be paid in cash, shares of Common Stock, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the Restricted Period, or otherwise in accordance with the applicable Award Agreement; provided, however, that the Committee may, in its sole discretion, defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units may be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock underlying the Restricted Stock Units) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee); provided, that, such dividend equivalents shall be subject to the same vesting conditions as the underlying Restricted Stock Units to which such dividend equivalents related, and any such accumulated dividend equivalents (and interest thereon, if applicable) shall be payable only to the extent that, and at the same time as, the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
(e)Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HC2 HOLDINGS, INC. SECOND AMENDED AND RESTATED 2014 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF         , BETWEEN HC2 HOLDINGS, INC. AND         . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HC2 HOLDINGS, INC.
10.    Other Stock Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from

Exhibit A-10

time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
11.    Performance Compensation Awards.
(a)Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).
(b)Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula, as applicable. Not later than the 90th day of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
(c)Performance Criteria. The Performance Criteria that shall be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii)system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, not later than the 90th day of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(d)Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under

Exhibit A-11

Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect certain events, including: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary, unusual, or nonrecurring items affecting the Company, any Affiliate or the financial statements of the Company; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; or (x) a change in the Company’s fiscal year.
(e)Payment of Performance Compensation Awards.
(i)Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.
(iii)Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.
(iv)Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.
12.    Changes in Capital Structure and Similar Events. Notwithstanding any provisions of the Plan to the contrary, in the event of (a) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i)adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);
(ii)providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than

Exhibit A-12

ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(iii)cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
13.    Effect of Change in Control.
Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award agreement, (i) the vesting of any Award that is a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change in Control; and (ii) in the event of a Change in Control, the following acceleration, exercisability and valuation provisions will apply:
(a)Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit, Performance Compensation Award or Other Stock Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting, except to the extent that an award meeting the requirements of Section 13(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 13(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”).
(b)An award meets the conditions of this Section 13(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.
(c)Upon the occurrence of an Involuntary Termination during the period of two years immediately following a Change in Control of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right,

Exhibit A-13

whichever period is shorter (provided, however, that, if the applicable Award agreement provides for a longer period of exercisability, that provision will control).
(d)Notwithstanding anything in the Plan or any Award agreement to the contrary, to the extent that any provision of the Plan or an applicable Award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.
14.    Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option, or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
15.    General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)Certain Restrictions on Vesting of Awards. Notwithstanding any provision contained in the Plan to the contrary, Awards granted pursuant to Sections 7, 8, 9, 10 and, with respect to stock-based awards, Section 11, of the Plan which vest on the basis of the Participant’s employment with or provision of services to the Company and its Affiliates shall be subject to a minimum vesting period of one year from the date on which such Award is made (the “Minimum Vesting Condition”); provided, however, that (i) a maximum of 5% of the shares of Common Stock reserved for issuance under the Plan as of the Effective Date shall not be subject to the Minimum Vesting Condition; and (ii) the Committee shall retain the discretion to waive the Minimum Vesting Condition in making determinations with respect to the treatment of Awards held by a Participant in the event of such Participant’s

Exhibit A-14

termination of employment or service with the Company and its Affiliates as a result of such Participant’s death, Disability or retirement.
(c)Nontransferability.
(i)Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.
(d)Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, in all cases on a deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, however that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned or unvested Awards, unless and until the underlying Award vests.
(e)Tax Withholding.
(i)A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

Exhibit A-15

(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability; (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum required statutory withholding liability); or (C) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless settlement” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to withholding liability (but no more than the minimum required statutory withholding liability).
(f)No Claim to Awards: No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(h)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(i)Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.
(j)No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.
(k)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

Exhibit A-16

Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(l)No Section 83(h) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have

Exhibit A-17

no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.
(q)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(s)Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)409A of the Code.
(i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

Exhibit A-18

(v)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.
(w)Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of HC2 Holdings, Inc.
on April 20, 2018

Exhibit A-19

ANNUAL MEETING OF STOCKHOLDERS OF

HC2 HOLDINGS,INC.

June 13, 2018

This proxy is solicited on behalf of the Board of Directors

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20533300000000000000 8 061318

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FIVE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Philip A. Falcone
- ○ Wayne Barr, Jr.
- ○ Warren H. Gfeller
- ○ Lee S. Hillman
- ○ Robert V. Leffler, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Note: Such other business as may properly come before the meeting or any continuations, postponements or adjournments thereof.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

HC2 HOLDINGS, INC.

June 13, 2018

This proxy is solicited on behalf of the Board of Directors

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20533300000000000000 8 061318

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FIVE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

- O Philip A. Falcone
- O Wayne Barr, Jr.
- O Warren H. Gfeller
- O Lee S. Hillman
- O Robert V. Leffler, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Note: Such other business as may properly come before the meeting or any continuations, postponements or adjournments thereof.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HC2 HOLDINGS, INC.

Annual Meeting of Stockholders

June 13, 2018 11:00 AM Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of HC2 HOLDINGS, INC. ("HC2") hereby revokes all previous proxies and appoints Michael J. Sena and Joseph A. Ferraro, and each of them, either of whom may act without joinder of the other, with full power of substitution and resubstitution, as proxy holders of the undersigned, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card all of the shares of common stock, Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock") and Series A-2 Convertible Participating Preferred Stock (the "Series A-2 Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), voting as a single class on an as-converted basis, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of HC2 (the "Annual Meeting") to be held on June 13, 2018 at 11:00 a.m. Eastern Time at the offices of Hogan Lovells LLP at 875 3rd Avenue, New York, NY 10022 and any continuations, adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote (a) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and (b) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted FOR the five nominees in Proposal 1 and FOR Proposals 2, 3 and 4, and, in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

For directions to the Annual Meeting please call (212)235-2691.

(Continued and to be signed on the reverse side.)

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